UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NOBLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOBLE CORPORATION
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478

NOTICE OF ANNUAL GENERAL MEETING OF MEMBERS

To Be Held On April 28, 2005

To the Members of
Noble Corporation:

     The annual general meeting of members of Noble Corporation, a Cayman Islands exempted company limited by shares (the “Company”), will be held on Thursday, April 28, 2005, at 10:00 a.m., local time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

1.	To elect two directors to the class of directors whose three-year term will expire in 2008 and, subject to member adoption of the special resolution referenced in item 2 below, to elect a third director to the class of directors whose three-year term will expire in 2008;

2.	To consider and vote upon a special resolution to amend article 54 of the Company’s articles of association to increase the director retirement age to 72 from 70;

3.	To consider and vote upon a proposal regarding the Noble Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors;

4.	To consider and vote upon a proposal to amend the Noble Corporation Equity Compensation Plan for Non-Employee Directors;

5.	To approve the appointment of PricewaterhouseCoopers LLP as independent auditors for 2005; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 3, 2005 as the record date for the determination of members entitled to notice of and to vote at the annual general meeting or any adjournment thereof. Only holders of record of ordinary shares of the Company at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such members will be available for examination at the offices of the Company in Sugar Land, Texas during normal business hours for a period of 10 days prior to the meeting.

     A record of the Company’s activities during 2004 and financial statements for the fiscal year ended December 31, 2004 are contained in the accompanying 2004 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.

     Your vote is important. All members are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by telephone, via the Internet or by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a member who has submitted a proxy attends the meeting in person, such member may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors Julie J. Robertson Secretary

Sugar Land, Texas

March 15, 2005

GENERAL
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS
CLASS WHOSE TERMS EXPIRES IN 2006
CLASS WHOSE TERMS EXPIRES IN 2007
ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
OPTION/SAR GRANTS IN 2004
AGGREGATED OPTION/SAR EXERCISES IN 2004
PENSION PLAN TABLE
COMPARSION OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
COMPARSION OF NINETEEN-YEAR CUMULATIVE TOTAL RETURNS
PROPOSAL TO AMEND ARTICLES OF ASSOCIATION TO INCREASE DIRECTOR RETIREMENT AGE
PROPOSAL REGARDING THE NOBLE CORPORATION 1992 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
1992 PLAN
PROPOSAL TO AMEND THE NOBLE CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
REPORT OF THE AUDIT COMMITTEE
MEMBER PROPOSALS AND OTHER MATTERS
ANNEX A
ANNEX B
ANNEX C
ANNEX D

NOBLE CORPORATION
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478

PROXY STATEMENT

For Annual General Meeting of Members
To Be Held on April 28, 2005

GENERAL

     This proxy statement is furnished to members of Noble Corporation (the “Company”) in connection with the solicitation by our board of directors of proxies for use at the annual general meeting of members to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is March 18, 2005.

Proxies and Voting Instructions

     If you hold ordinary shares, par value $.10 per share, of the Company (“Ordinary Shares”) in your name, you can submit your proxy in three convenient ways:

•	Telephone – Call toll free 1-866-437-4651 (24 hours a day, seven days a week) and follow the instructions given. You will need to give the Control Number set forth on your proxy card accompanying this proxy statement. This method of submitting your proxy is available for residents of the United States and Canada only, and is available until 5:00 p.m., Eastern Time, on Wednesday, April 27, 2005.

•	Internet – Visit www.myproxyonline.com. Enter the Control Number from your proxy card and follow the instructions given. This method of submitting your proxy will be available until 5:00 p.m., Eastern Time, on Wednesday, April 27, 2005.

•	Proxy Card – Complete, sign and date your proxy card and mail it in the postage - paid envelope provided. Proxy cards must be received by us before voting begins at the annual general meeting.

     If you hold Ordinary Shares through someone else, such as a bank, broker or other nominee, you may get material from them asking you how you want to vote your shares. You should check to see if they offer telephone or Internet voting.

     You may revoke your proxy at any time prior to its exercise by:

•	Giving written notice of the revocation to our corporate secretary;

•	Appearing and voting in person at the annual general meeting; or

•	Properly submitting a later-dated proxy by telephone, via the Internet or by delivering a later-dated proxy card to our corporate secretary.

     If you attend the annual general meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you holdOrdinary Shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.

     If you were a participant in the Noble Drilling Corporation 401(k) Savings Plan on the record date for the meeting, you should receive a voting instruction card. You can provide instructions to the plan trustee as to how to vote Ordinary Shares held in the plan by calling the telephone number or visiting the Internet site as set forth above, or by completing, signing, dating and mailing the voting instruction card in the postage paid envelope.

Voting Procedures and Tabulation

     The Company will appoint one or more inspectors of election to act at the annual general meeting and to make a written report thereof. Prior to the annual general meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of Ordinary Shares outstanding and the voting power of each, determine the Ordinary Shares represented at the annual general meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.

     Abstentions and broker non-votes (i.e., proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement for the annual general meeting is satisfied. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the meeting and not entitled to vote with respect to that matter, even though those shares are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters. Abstentions, on the other hand, are considered to be present at the meeting and entitled to vote on the matter abstained from.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors.

     With regard to the proposed special resolution to amend the Company’s articles of association, the proposal regarding the Noble Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors, the proposal to amend the Noble Corporation Equity Compensation Plan for Non-Employee Directors, and the proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors for 2005, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to any of such proposals.

VOTING SECURITIES

     Our only outstanding voting securities are our Ordinary Shares. Only holders of record of Ordinary Shares at the close of business on March 3, 2005, the record date for the annual general meeting, are entitled to notice of and to vote at the annual general meeting. On the record date for the annual general meeting, there were 135,569,061 Ordinary Shares outstanding and entitled to be voted at the annual general meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each Ordinary Share is entitled to one vote. Under Cayman Islands law, the holders of our Ordinary Shares do not have appraisal rights with respect to matters to be voted upon at the annual general meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 31, 2004 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of our outstanding Ordinary Shares.

	Ordinary Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent of Class
FMR Corp
82 Devonshire Street
Boston, Massachusetts 02109	15,786,469	(1)	11.7%

Massachusetts Financial Services Company
500 Boylston Street
Boston, Massachusetts 02116	13,331,519	(2)	9.8%

Capital Research and Management Company
333 South Hope Street
Los Angeles, California 90071	11,668,400	(3)	8.8%

Franklin Resources, Inc
One Franklin Parkway
San Mateo, California 94403	7,262,300	(4)	5.4%

(1)	Based on a Schedule 13G (Amendment No. 8) dated February 14, 2005 filed by FMR Corp. with the United States Securities and Exchange Commission (the “SEC”). The filing is made jointly with Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company. FMR Corp. reports that it has sole investment power with respect to all such Ordinary Shares and sole voting power with respect to 1,848,056 Ordinary Shares.

(2)	Based on a Schedule 13G (Amendment No. 6) dated February 3, 2005 filed by Massachusetts Financial Services Company with the SEC. Massachusetts Financial Services Company reports that it has sole investment power with respect to all such Ordinary Shares and sole voting power with respect to 12,032,086 Ordinary Shares.

(3)	Based on a Schedule 13G dated February 9, 2005 filed by Capital Research and Management Company with the SEC. The filing is made jointly with The Growth Fund of America, Inc., an investment company which is advised by Capital Research and Management Company. Capital Research and Management Company reports that it has sole investment power with respect to all such Ordinary Shares and that The Growth Fund of America, Inc. has sole voting power with respect to 6,675,000 Ordinary Shares (5.1% of class).

(4)	Based on a Schedule 13G (Amendment No. 1) dated February 11, 2005 filed by Franklin Resources, Inc. with the SEC. The filing is made jointly with Charles B. Johnson, Rupert H. Johnson, Jr. and Templeton Global Advisors Limited. Franklin Resources, Inc. reports that the Ordinary Shares indicated are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc.

ELECTION OF DIRECTORS

     The Company’s memorandum and articles of association provide for three classes of directors, with approximately one-third of the directors constituting our board of directors (“Board”) being elected each year to serve a three-year term. There are three directors comprising the class whose term expires at the 2005 annual general meeting: Lawrence J. Chazen, Mary P. Ricciardello and William A. Sears. The nominating and corporate governance committee of our Board has approved, and our Board has unanimously nominated, Mr. Chazen, Ms. Ricciardello and Mr. Sears for re-election as directors of the Company to serve three-year terms expiring in 2008, subject in the case of Mr. Sears to member adoption of the special resolution to amend the Company’s articles of association to increase the director retirement age to 72 from 70. For additional information regarding this proposal, see “Proposal to Amend Articles of Association to Increase Director Retirement Age” on page 21 of this proxy statement.

     The directors nominated for election this year will be elected by a plurality of the Ordinary Shares present in person or represented by proxy at the annual general meeting and entitled to vote. All duly submitted and unrevoked proxies will be voted for the nominees selected by our Board, except where authorization so to vote is withheld. Our Board recommends that members vote FOR the election of its nominees for director.

     Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2005 annual general meeting, is presented below.

Nominees For Directors

Lawrence J. Chazen,
age 64, director since 1994	Mr. Chazen has served since 1977 as Chief Executive Officer of Lawrence J. Chazen, Inc., a California registered investment adviser engaged in providing financial advisory services.

Mary P. Ricciardello,
age 49, director since 2003	Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Inc. from January 2001 to August 2002, and immediately prior to that served as its Senior Vice President and Comptroller from September 1999 to January 2001 and as its Vice President and Comptroller from 1996 to September 1999. Ms. Ricciardello also served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. from May 2001 to August 2002. Reliant principally provides electricity and energy services to retail and wholesale customers. Ms. Ricciardello’s current principal occupation is as a certified public accountant, and she has not held a principal employment since leaving her positions with Reliant Energy, Inc. and Reliant Resources, Inc. in August 2002. Ms. Ricciardello is also a director of U.S. Concrete, Inc.

William A. Sears,
age 70, director since 1998	Mr. Sears retired from his position as Director of Operations for British Petroleum Exploration in 1997, after serving with them in various positions since 1983. British Petroleum Exploration is part of the BP group of companies, which is one of the world’s largest energy companies, with main activities comprising the exploration and production of crude oil and natural gas; refining, marketing, supply and transportation; and the manufacture and marketing of petrochemicals.

Class Whose Term Expires In 2006

James C. Day,
age 61, director since 1983	Mr. Day has served as Chairman of the Board of the Company since October 1992 and as Chief Executive Officer of the Company since January 1984. He served as President of the Company from January 1984 to January 1999 before reassuming the office of President effective March 1, 2005. From January 1983 until his election as President and Chief Executive Officer, Mr. Day served as Vice President of the Company. Mr. Day is also a director of two public companies, Global Industries, Ltd. and ONEOK, Inc., and a trustee of The Samuel Roberts Noble Foundation, Inc. , a not-for-profit corporation.

Marc E. Leland,
age 66, director since 1994	Mr. Leland has served since 1984 as President of Marc E. Leland & Associates, Inc., a company engaged in the business of providing financial advisory services.

Class Whose Term Expires In 2007

Michael A. Cawley,
age 57, director since 1985	Mr. Cawley has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc. (the “Noble Foundation”) since February 1992, after serving as Executive Vice President of the Noble Foundation since January 1991. Mr. Cawley has served as a trustee of the Noble Foundation since 1988. The Noble Foundation is a not-for-profit corporation, and it is engaged in agricultural research, education, demonstration and consultation; plant biology and applied biotechnology; and assistance through granting to selected nonprofit organizations. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law; and Mr. Cawley currently serves as of counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation. Mr. Cawley is also a director of Noble Energy, Inc.

Luke R. Corbett,
age 58, director since 2001	Mr. Corbett has served as Chairman of the Board and Chief Executive Officer of Kerr-McGee Corporation since May 1999, and also from February 1997 to February 1999. Between February 1999 and May 1999, he served as Chief Executive Officer of Kerr-McGee, and from 1995 to 1997, he served as President and Chief Operating Officer of Kerr-McGee. Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations. Mr. Corbett has served as a director of Kerr-McGee since 1995 and he is also a director of OGE Energy Corp. and BOK Financial Corporation.

Jack E. Little,
age 66, director since 2000	Mr. Little served as President and Chief Executive Officer of Shell Oil Company, and a member of the Board of Directors and Chairman and Chief Executive Officer of Shell Exploration & Production Company for more than five years until his retirement in June 1999. Shell Oil Company and its subsidiaries, with extensive operations in the United States, explore, develop, produce, purchase, transport and market crude oil and natural gas; they also purchase, manufacture, transport and market oil and chemical products and provide technical and business services. Mr. Little is also a director of TXU Corp.

None of the corporations or other organizations in which our non-management directors carried on their respective principal occupations and employments during the past five years is a parent, subsidiary or other affiliate of the Company.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Independence

     Our Board has determined that each of the seven non-management directors of the Company qualifies as an “independent” director under the New York Stock Exchange (“NYSE”) corporate governance rules and that each member of the audit committee qualifies as “independent” under Rule 10A-3 under the United States Securities Exchange Act of 1934 (the “Exchange Act”). These seven independent, non-management directors comprise in full the membership of each committee described below under “Board Committees and Meetings.”

     In accordance with the Company’s corporate governance guidelines, the non-management directors have chosen a lead director to preside at regularly scheduled executive sessions of our Board held without management present. Mr. Little currently serves as lead director.

     For additional information regarding the determination of independence of directors, see “Certain Transactions” below in this section.

Board Committees and Meetings

     The Company has standing audit, compensation, nominating and corporate governance, and finance committees of the board of directors. Each of these committees operates under a written charter that has been adopted by the respective committee and by our Board. The charters are published under the governance section of the Company’s website at www.noblecorp.com.

     The current members of the committees, number of meetings held by each committee during 2004, and a description of the functions performed by each committee are set forth below:

          Audit Committee (seven meetings). The current members of the audit committee are Mary P. Ricciardello, Chair, Lawrence J. Chazen, Jack E. Little and William A. Sears. Each member attended all meetings of the audit committee except that Mr. Little did not attend two meetings conducted by means of telephonic communication. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish an annual report for inclusion in this proxy statement, and to assist our Board with oversight of the following: integrity of the Company’s financial statements; compliance by the Company with standards of business ethics and legal and regulatory requirements; qualifications and independence of the Company’s independent auditors; and performance of the Company’s independent auditors and internal auditors. A copy of the charter of the audit committee is attached as Annex A to this proxy statement. Our Board has determined that Ms. Ricciardello is an “audit committee financial expert” as that term is defined under the applicable SEC rules and regulations. The audit committee’s report relating to 2004 begins on page 29 of this proxy statement.

          Compensation Committee (five meetings). The current members of the compensation committee are Luke R. Corbett, Chair, Michael A. Cawley and Marc E. Leland. Each member attended all meetings of the compensation committee. The primary responsibilities of the compensation committee are to discharge our Board’s responsibilities relating to compensation of directors and executive officers, to assist our Board in reviewing and administering compensation, benefits, incentive and share-based compensation plans, and to produce an annual report on executive compensation. The compensation committee’s report relating to 2004 begins on page 12 of this proxy statement.

          Nominating and Corporate Governance Committee (four meetings). The current members of the nominating and corporate governance committee are Jack E. Little, Chair, Michael A. Cawley, Lawrence J. Chazen, Luke R. Corbett, Marc E. Leland, Mary P. Ricciardello and William A. Sears. Each member attended all meetings of the nominating and corporate governance committee. The primary responsibilities of the nominating and corporate governance committee are to assist our Board in reviewing, evaluating, selecting and recommending director nominees when one or more directors are to be appointed, elected or re-elected to our Board; to monitor, develop and recommend to our Board a set of principles, policies and practices relating to corporate governance; and to oversee the process by which our Board, the Chief Executive Officer and executive management are evaluated.

          Members entitled to vote for the election of directors may recommend candidates for nomination in accordance with the policy and procedures set forth in article 57 of the Company’s articles of association. Recommended nominees must satisfy the age qualifications set forth in article 54 of the Company’s articles of association. A copy of article 54, which is proposed for amendment (see “Proposal to Amend Articles of Association to Increase Director Retirement Age”), and of article 57 is included in Annex B attached to this proxy statement. The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; and mature judgment. Directors must be willing to devote sufficient time to discharging their duties and responsibilities effectively, and they should be committed to serving on our Board for an extended period of time. The nominating and corporate governance committee endeavors to have a Board representing diverse experience in policy-making positions in areas that are relevant to the Company’s lines of business and areas of operations worldwide.

          The nominating and corporate governance committee’s process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and executive officers of the Company; a firm or firms that specialize in identifying director candidates (which firm may earn a fee for its services paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, members of the Company. The nominating and corporate governance committee’s process for evaluating candidates includes investigation of the person’s specific experiences and skills, time availability in light of commitments, potential conflicts of interest, and independence from management and the Company. Candidates recommended by a member are evaluated in the same manner as are other candidates. We did not receive any recommendations from members of the Company for director nominees for the 2005 annual general meeting.

          Finance Committee (four meetings). The current members of the finance committee are William A. Sears, Chair, Lawrence J. Chazen, Luke R. Corbett and Marc E. Leland. Each of the members attended all meetings of the finance committee. The primary responsibility of the finance committee is to assist our Board in fulfilling its oversight function with respect to our financial affairs and policies, including capital requirements and structure, share repurchase programs, dividend policy, and long-range financial strategic planning.

     Under the Company’s policy on director attendance at annual general meetings of members, all directors are expected to attend each annual general meeting, and any director who should become unable to attend the 2005 annual general meeting is responsible for notifying the Chairman of the Board in advance of the meeting. At the date of this proxy statement, we know of no director who will not attend the 2005 annual general meeting. In 2004, all directors attended the annual general meeting of members.

     In 2004, our Board held six meetings. All directors attended all of the 2004 Board meetings.

     Compensation Committee Interlocks and Insider Participation. Messrs. Cawley, Corbett and Leland, the current members of the compensation committee, were the only persons who served on the committee during 2004. For additional information regarding Mr. Corbett, see “Certain Transactions” below in this section.

Member Communications with Directors

     Our Board has approved the following process for members and other security holders of the Company to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director, or the non-management directors of our Board as a group, the member or other security holder can:

•	mail Noble Corporation, Attention: Corporate Secretary, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478;

•	e-mail nobleboard@noblecorp.com; or

•	telephone the NobleLine (toll-free and anonymous, available 24 hours a day, seven days a week) at 877-285-4162.

     All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to our Board. All communications received electronically are processed under the oversight of our Board by the Company’s director of internal audit and/or general counsel. Complaints or concerns relating to the Company’s accounting, internal accounting controls, or auditing matters are referred to the audit committee of the Board. Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. A summary of the incoming contact and the manager’s response is reported to our Board. Complaints or concerns relating to corporate matters other than the specific items referred to the audit committee as described above, which are addressed to a specific director, committee of our Board, or group of directors, are promptly relayed to such persons.

Director Education

     We provide our directors with information and materials that are designed to assist them in performing their duties as directors. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company’s expense. Our director manual contains important information about the Company and the responsibilities of our directors, including: our memorandum and articles of association; guidelines for assignments regarding standing committees of our Board; the charter for each of our Board committees; a summary of laws and regulations regarding compliance with insider reporting and trading; our Code of Business Conduct and Ethics; corporate directors’ guidebooks published by such organizations as the American Bar Association Section of Business Law, National Association of Corporate Directors, and American Society of Corporate Secretaries; a statement of the Noble paradigms that govern how we conduct our business; and our safety policy and quality policy and objectives.

Compensation of Directors

     The compensation committee of our Board sets the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee considers the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from an independent compensation consulting firm and from other sources. Set forth below is a description of the compensation of our directors.

     Annual Retainers and Other Fees and Expenses. We pay our non-employee directors an annual retainer of $35,000 ($50,000, subject to member approval for the period effective after August 1, 2004), of which 20 percent is paid in Ordinary Shares pursuant to the Noble Corporation Equity Compensation Plan for Non-Employee Directors. Under this plan, non-employee directors may elect to receive up to all of the balance in Ordinary Shares or cash. Non-employee directors make elections on a quarterly basis. The number of Ordinary Shares to be issued under the plan in any particular quarter is generally determined using the average of the daily closing prices of the Ordinary Shares for the last 15 consecutive trading days of the previous quarter. For more information regarding the plan and the proposal being submitted for member approval at the annual general meeting, see “Proposal to Amend the Noble Corporation Equity Compensation Plan for Non-Employee Directors” beginning on page 26 of this proxy statement.

     In addition, we pay our non-employee directors a Board meeting fee of $2,000 and a committee meeting fee of $2,000 per meeting. Prior to August 1, 2004, the committee meeting fee was $1,500 per meeting and the chair of a standing Board committee received an additional $1,000 per committee meeting. Since August 1, 2004, the chair of the audit committee receives an annual retainer of $12,000 and the chair of each other standing Board committee receives an annual retainer of $10,000. We pay a director who is also one of our officers a fee of $100 for each Board meeting attended. We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

     Non-Employee Director Stock Options. Under the Noble Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors (the “1992 Plan”), non-employee directors receive a one-time grant of an option to purchase 10,000 Ordinary Shares. Thereafter, on the next business day after each annual general meeting of members of the Company, such directors receive an annual grant of an option to purchase 7,500 Ordinary Shares. The options are granted at fair market value on the grant date, which is generally determined using the average of the daily closing prices of the Ordinary Shares for the 10 business days immediately preceding the date of grant, and are exercisable from time to time over a period commencing one year from the grant date and ending on the expiration of 10 years from the grant date, unless terminated sooner as described in the plan. For additional information regarding the plan and the proposal being submitted for member approval at the annual general meeting, see “Proposal Regarding the Noble Corporation 1992 Nonquailifed Stock Option Plan for Non-Employee Directors” beginning on page 22 of this proxy statement.

Employment Agreements

     The Company has entered into employment agreements with each named executive officer listed in the Summary Compensation Table appearing on page 15 of this proxy statement. These employment agreements become effective upon a change of control of the Company (within the meaning set forth in the agreements) or a termination of employment in connection with or in anticipation of a change of control, and remain effective for three years thereafter.

     The agreements provide that if the officer’s employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or “cause” (as defined in the agreement) or (2) by the officer for “good reason” (which term includes a diminution of responsibilities or compensation, or a determination by the officer to leave during the 30-day period immediately following the first anniversary of the change of control), the officer will receive: (a) any unpaid portion of his current salary and prorated portion of his highest bonus paid either in the last three years before the change of control or for the last completed fiscal year after the change of control (the “Highest Bonus”); (b) a lump sum payment equal to three times the sum of his annual base salary (based on the highest monthly salary paid in the 12 months prior to the change of control) and his Highest Bonus; (c) benefits to him and his family at least equal to those which would have been provided had the employment not been terminated for a three-year period; (d) any compensation previously deferred by the officer (together with any accrued interest or earnings thereon) and any accrued vacation pay; and (e) a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified defined benefit retirement plan of the Company and its affiliated companies in which the officer is eligible to participate had the officer’s employment continued for three years after termination over (ii) the actuarial equivalent of the officer’s actual benefit under such plans. The agreements also require the Company to make an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 (the so-called Parachute Payment excise tax) of the U.S. Internal Revenue Code of 1986, if any, had been imposed.

Certain Transactions

     Subsidiaries of the Company received an aggregate of approximately $44.3 million in 2004 from Kerr-McGee Corporation (or its subsidiaries) for contract drilling services performed by the Company’s subsidiaries in the ordinary course of business. The drilling contracts for such services were negotiated and entered into under competitive marketplace conditions. The Company believes that these transactions during 2004 were on terms that were reasonable and in the best interests of the Company.

     In making its determination that Mr. Corbett qualifies as an “independent” director, the Board considered these transactions and determined that they did not disqualify Mr. Corbett for reasons including the competitive marketplace conditions and the arm’s-length nature under which the drilling contracts were entered.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 3, 2005 the beneficial ownership of Ordinary Shares by each of our directors, each “named executive officer” of the Company listed in the Summary Compensation Table appearing on page 15 of this proxy statement, and all of our directors and executive officers as a group.

	Ordinary Shares
	Beneficially Owned (1)
	Number of		Percent of
Name	Shares		Class (2)
Directors
Michael A. Cawley	924,591	(3)(4)	0.7%
Lawrence J. Chazen	37,733	(3)	—
Luke R. Corbett	25,732	(3)	—
James C. Day	1,820,237	(3)(4)	1.3%
Marc E. Leland	55,592	(3)	—
Jack E. Little	42,032	(3)	—
Mary P. Ricciardello	11,189	(3)	—
William A. Sears	59,505	(3)	—
Named Executive Officers (excluding any Director above) and Group
Mark A. Jackson	186,635	(3)	0.1%
Danny W. Adkins	31,670	(3)	—
Julie J. Robertson	438,057	(3)	0.3%
All directors and executive officers as a group (11 persons)	2,758,334	(5)	2.0%

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2)	The percent of class shown is less than one-tenth of one percent unless otherwise indicated.

(3)	Includes shares attributable to Ordinary Shares not outstanding but subject to currently exercisable options, as follows: Mr. Cawley – 45,000 shares; Mr. Chazen – 31,000 shares; Mr. Corbett – 25,000 shares; Mr. Day – 627,500 shares; Mr. Leland – 55,000 shares; Mr. Little – 37,500 shares; Ms. Ricciardello – 10,000 shares; Mr. Sears – 44,500 shares; Mr. Jackson – 106,135 shares; Mr. Adkins – 2,999 shares; and Ms. Robertson – 344,999 shares.

(4)	Includes 874,639 Ordinary Shares beneficially owned by the Noble Foundation. Mr. Cawley, as President and Chief Executive Officer and a trustee, and Mr. Day as a trustee, of the Noble Foundation may be deemed to beneficially own, and have voting and investment power with respect to, the 874,639 Ordinary Shares held by the Noble Foundation. As one of the 12 members of the board of trustees of the Noble Foundation, neither Mr. Cawley nor Mr. Day represents sufficient voting power on the Noble Foundation’s board of trustees to determine voting or investment decisions with respect to the 874,639 Ordinary Shares. Mr. Cawley and Mr. Day each disclaim any pecuniary interest in the 874,639 Ordinary Shares.

(5)	Includes 1,329,633 Ordinary Shares not outstanding but subject to currently exercisable options and 874,639 Ordinary Shares beneficially owned by the Noble Foundation. See footnotes (3) and (4) above.

Share Ownership by Executives

     We encourage all of our executives to align their interests with our members by making a personal investment in our Ordinary Shares. In 2000, we adopted the minimum ownership guidelines set forth below for our executives. We expect that each of our executives will meet these minimum guidelines within five years of when the guidelines first apply to him or her. To facilitate implementation of these guidelines, executives in the indicated pay grade levels will receive one-half of any bonus amounts under the Company’s Short Term Incentive Plan in Ordinary Shares until the applicable ownership target is satisfied. For additional information regarding the Short Term Incentive Plan, see “Compensation Philosophy and Objectives – Annual Incentives” in the compensation committee’s report beginning on page 12 of this proxy statement.

Ownership Guidelines
Pay Grade Level	(Multiple of Base Salary)
Pay Grade 37	5.0 times
Pay Grades 34 through 36	4.0 times
Pay Grades 31 through 33	3.5 times
Pay Grades 28 through 30	2.5 times
Pay Grades 27 through 28	2.0 times

EXECUTIVE COMPENSATION

     The following report of the compensation committee on executive compensation and the information herein under “Executive Compensation – Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

Report of the Compensation Committee On Executive Compensation

To the Members of
Noble Corporation:

     The Compensation Committee is responsible for determining the compensation of executive officers, including the compensation of the Chief Executive Officer, and for assisting the board of directors (the “Board”) in reviewing and administering the compensation programs, benefits, incentive and equity-based compensation plans that make it possible for Noble Corporation (the “Company”) to remain a leader in the drilling industry.

     Comprised entirely of independent, non-management directors of the Company, the Committee met five times in 2004. Additionally, the Chairman of the Committee met on several occasions with members of senior management and independent compensation consultants.

     The Committee has retained the services of an independent management and compensation consulting firm in making its determinations and recommendations in regard to executive compensation. In 2004, this consultant reviewed the Company’s compensation program and policies, presented reports thereon to the Committee, and held two meetings with the Committee.

Compensation Philosophy and Objectives

     The Company’s executive compensation program reflects the Company’s philosophy that executives’ compensation should be structured to closely align their interests with the interests of our members (shareholders). The program is designed around stock-based incentive and performance-based pay and, in order to promote an atmosphere of teamwork, fairness and motivation, these concepts extend beyond the executive officers to other employees throughout the Company. The primary objectives of the Company’s total compensation package are to emphasize operating performance criteria that enhance member (shareholder) value and to establish and maintain a competitive executive compensation program that enables the Company to attract, retain and motivate high caliber executives who will assure the long-term success of the Company.

     Compensation surveys of external competitiveness are used in assessing reasonableness of compensation. Company and individual performance are also considered in determining individual pay levels. The primary comparative data utilized reflect the markets in which the Company competes for business and talent, including companies within the drilling and energy services industries and selected companies from general industry having similar revenue size, number of employees and market capitalization and which, in our opinion, provide comparable references.

Compensation Program Overview

     The elements of the Company’s executive compensation program consist of (a) base salaries, (b) cash incentive payments under the Short Term Incentive Plan, (c) nonqualified stock options, (d) performance-vested restricted stock and time-vested restricted stock awards and (e) employee benefits.

Base Salaries

     The base salaries for executive officers are reviewed annually by the Committee against competitive company information provided by outside compensation consultants and, based on the competitive market and the executive’s experience, leadership, achievement of specified business objectives and contribution to the Company’s success, may be periodically adjusted. In the Committee’s first meeting of each year (late January or early February), the Committee conducts a review of the base salaries of executive officers, based on various factors including scope of responsibility, overall performance and competitive market data.

Annual Incentives

     Noble’s Short Term Incentive Plan (“STIP”) is a goal-driven plan that gives participants, including executive officers, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of the participants’ base salaries. The target award levels set forth in the STIP range from 10 percent of base salary for the lowest eligible participant to 75 percent for the Chief Executive Officer. Depending on actual performance measured against the performance goals set by the Committee, STIP awards can range from zero to 150 percent of base salary for the CEO or up to 110 percent of base salary for other executive officers.

     The Committee sets performance goals annually for the STIP. Bonus awards are calculated by multiplying the target bonus by a multiplier, which is calculated by measuring actual performance against the performance goals. Corporate and division personnel have different performance goals. The performance goals for 2004 of both the Noble corporate employees (including the CEO) and the division employees were weighted with respect to three criteria: safety results (40 percent), earnings per share (30 percent) and return on capital employed (30 percent). The 2004 performance goals of the Noble Technology Services Division (Noble Downhole Technology, Maurer Technology and Noble Engineering & Development) were weighted with respect to three criteria: capital budget (40 percent), commercialization of products and services (30 percent), and earnings before interest, taxes, depreciation and amortization (EBITDA) (30 percent). The 2004 performance goal of Triton Engineering Services Company was based on net income.

     Fifty percent of the bonus calculation for all employees is based on achievement of the applicable performance goals under the STIP, and 50 percent is available at the discretion of the Committee based on merit, individual and team performance, and additional criteria selected by the Committee.

     The Company has paid a bonus under the terms of the STIP in nine of the 28 years that the STIP has been in effect.

Long-Term Incentive Compensation

     It has been a longstanding objective of the Company to reward executive officers and key employees with equity compensation, in keeping with the overall compensation philosophy to further instill member (shareholder) perspective and values in the actions of employees and executive officers. The Company awarded no equity-based compensation to executive officers or employees during 2003 while the Committee was studying the Company’s overall program. In April 2004, the Committee implemented a revised equity based long-term incentive compensation program for executive officers and key employees, consisting of three elements: nonqualified stock options, performance-vested restricted shares, and time-vested restricted shares. The Committee granted stock options and awarded performance-vested restricted shares and time-vested restricted shares in April 2004 to individuals (including the CEO and other executive officers) who demonstrated superior performance in their current position, as well as the likelihood of high-level performance in the future. The performance-vested restricted shares will vest, if at all, in a range from zero to 100 percent of the award based on the following performance measure over the 2004-2006 performance cycle: cumulative total member (shareholder) return for the Ordinary Shares relative to the Dow Jones U.S. Oil Equipment & Services Index. One-third of the time-vested restricted shares vests on each April 20, 2005, 2006 and 2007.

Chief Executive Officer Compensation

     The CEO’s salary is reviewed annually, consistent with the Company’s salary administration policy for all shore-based employees. The CEO participates in the same compensation plans that are provided to other executives, management and employees within the Company. In considering adjustments to the base salary of the CEO, the Committee reviews the Company’s financial results, Ordinary Share performance and achievement of business objectives for the past year. In regard to the CEO, the Committee also considers the overall achievements made during his tenure, as well as his experience, leadership and guidance provided to the Company. For example, in the January 2004 issue of Institutional Investor magazine, Mr. Day was recognized as the best chief executive officer in the oil services and equipment industry segment, as ranked by portfolio managers and securities analysts at major money management firms and investment banks, for the second consecutive year. The January 2005 issue of Institutional Investor magazine recognized Mr. Day again this year as one of the best chief executive officers in the oil services and equipment industry segment.

     Effective February 1, 2004, the CEO’s annual salary was increased to $900,000. The CEO currently receives approximately 14 percent of his base salary in the form of Ordinary Shares as a result of the CEO’s request to have certain previous base salary increases paid in the form of the Company’s equity.

     In accordance with the terms of the STIP, the CEO was awarded a bonus of $1,072,500 in 2005, relative to 2004 performance. In accordance with the terms of the long-term incentive compensation program for executive officers and key employees, in April 2004, the Committee granted the CEO a nonqualified option to purchase 50,000 Ordinary Shares and awarded to the CEO 60,000 Ordinary Shares of performance-vested restricted stock and 40,000 Ordinary Shares of time-vested restricted stock.

Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility to public companies for compensation in excess of $1 million per person per year, unless such compensation meets certain specific requirements. The Committee’s intent is to structure compensation awards that will be deductible without limitation where doing so will further the purposes of the Company’s executive compensation programs. The Committee also considers it important to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company’s success and result in a gain to the Company that would outweigh the limited negative tax effect.

March 11, 2005	COMPENSATION COMMITTEE

Luke R. Corbett, Chair Michael A. Cawley Marc E. Leland

     The following table shows the compensation of our Chief Executive Officer and each of our other executive officers (collectively, the “named executive officers”). See the Report of the Compensation Committee on Executive Compensation beginning on page 12 of this proxy statement for an explanation of our compensation policies and programs.

Summary Compensation Table

					Long-Term Compensation Awards
							Value of
		Annual Compensation				Securities	Long
				Other		Underlying	Term	All
				Annual	Restricted	Options	Incentive	Other
Name and				Compen	Stock	(number of	Plan Pay-	Compen
Principal Position	Year	Salary	Bonus	-sation	Awards(1)	shares) (2)	Outs	-sation
James C. Day	2004	$889,583	$1,072,500	$8,784	$3,713,000	50,000	$0	$24,357	(3)
Chairman, Chief Executive	2003	$775,000	$550,000	$7,818	$0	0	$2,036,520	$19,448
Officer and President	2002	$775,000	$913,750	$7,855	$0	180,000	$2,274,211	$15,374

Mark A. Jackson	2004	$360,417	$325,000	$0	$1,412,314	18,407	$0	$9,853	(4)
Chief Operating Officer, Senior	2003	$310,000	$200,000	$0	$0	0	$281,090	$8,400
Vice President, Chief Financial	2002	$310,000	$280,000	$0	$0	75,000	$253,840	$8,400
Officer

Danny W. Adkins	2004	$273,333	$275,000	$0	$523,904	8,998	$0	$10,177	(4)
Senior Vice President –	2003	$255,000	$125,000	$0	$0	0	$736,368	$8,459
Operations, Noble Drilling	2002	$255,000	$280,000	$0	$0	75,000	$752,985	$8,400
Corporation

Julie J. Robertson	2004	$282,083	$275,000	$0	$523,904	8,998	$0	$15,971	(4)
Senior Vice President –	2003	$250,000	$125,000	$0	$0	0	$662,400	$12,000
Administration and	2002	$250,000	$280,000	$0	$0	75,000	$682,933	$11,000
Corporate Secretary

(1)	Dollar values of restricted Ordinary Shares (“Restricted Shares”) awarded on April 20, 2004 are based on the closing price of the Ordinary Shares ($37.13) on that date, and represent the following number of shares: Mr. Day – 60,000 performance-vested and 40,000 time-vested; Mr. Jackson – 22,822 performance-vested and 15,215 time-vested; Mr. Adkins – 8,466 performance-vested and 5,644 time-vested; and Ms. Robertson – 8,466 performance-vested and 5,644 time-vested. The performance-vested Restricted Shares will vest, if at all, in a range from zero to 100 percent of the award based on the following performance measure over the 2004-2006 performance cycle: cumulative total member (shareholder) return for the Ordinary Shares relative to the Dow Jones U.S. Oil Equipment & Services Index. One-third of the time-vested Restricted Shares vests on each April 20, 2005, 2006 and 2007. Delivery of the Restricted Shares (and any dividends paid on the Ordinary Shares) is subject to vesting/forfeiture provisions, continuous employment of the awardee by the Company or any of its subsidiaries, and, with respect to the performance-vested Restricted Shares, to the extent of the achievement of the performance measure described above. The total number of Restricted Shares held, and their aggregate value at December 31, 2004, were as follows: Mr. Day – 149,000 shares valued at $7,411,260; Mr. Jackson – 49,037 shares valued at $2,439,100; Mr. Adkins – 27,110 shares valued at $1,348,451; and Ms. Robertson – 27,110 shares valued at $1,348,451.

(2)	Options represent the right to purchase Ordinary Shares at a fixed price per share.

(3)	Other Annual Compensation consists of club dues and All Other Compensation consists of company contributions to defined contribution plan (and unfunded, nonqualified excess benefit plan), term life insurance premiums and directors’ fees, respectively, of $15,980, $7,777 and $600.

(4)	All Other Compensation consists of company contributions to defined contribution plan (and unfunded, nonqualified excess benefit plan) and term life insurance premiums, respectively, as follows: Mr. Jackson – $9,853 and $0; Mr. Adkins – $9,791 and $386; and Ms. Robertson – $15,971 and $ 0.

     The following table sets forth certain information with respect to options to purchase Ordinary Shares granted during the year ended December 31, 2004 to each of the named executive officers (no stock appreciation rights (SARs) were granted).

Option/SAR Grants in 2004

	Individual Grants
	Number of
	Securities		Percent of
	Underlying		Total			Potential Realizable Value at
	Options/SARS		Options/SARS	Exercise		Assumed Annual Rates of Stock
	Granted		Granted to	Price		Price Appreciation for
	(number of		Employees	Per		Option Term (1)
Name	shares)		In 2004	Share	Expiration Date	5% (2)	10% (2)
James C. Day	50,000	(3)	17.9%	$37.57	April 19, 2014	$1,181,500	$2,994,000
Mark A. Jackson	18,407	(3)	6.6%	$37.57	April 19, 2014	$434,957	$1,102,211
Danny W. Adkins	8,998	(3)	3.2%	$37.57	April 19, 2014	$212,623	$538,800
Julie J. Robertson	8,998	(3)	3.2%	$37.57	April 19, 2014	$212,623	$538,800

(1)	The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Ordinary Share holdings are dependent on future performance of the Ordinary Shares and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

(2)	Reflects an assumed market price per Ordinary Share of $61.20 at 5 percent and $97.45 at 10 percent.

(3)	Amounts represent a single grant of options on April 20, 2004. One-third of the options becomes exercisable on each of April 20, 2005, 2006 and 2007.

     The following table sets forth certain information with respect to the exercise of options to purchase Ordinary Shares and SARs during the year ended December 31, 2004, and the unexercised options held at December 31, 2004 and the value thereof, by each of the named executive officers.

Aggregated Option/SAR Exercises in 2004
and 12/31/04 Option/SAR Values

	Shares
	Acquired		Number of Securities		Value of Unexercised In-the-
	on Exercise		Underlying Unexercised Options/SARs at		Money Options/SARs at
	(number of	Value	12/31/04 (shares)		12/31/04
Name	shares)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Day	0	0	610,834	110,000	$11,202,465	$1,721,400
Mark A. Jackson	45,000	$736,598	115,000	43,407	$811,350	$687,697
Danny W. Adkins	232,667	$4,451,338	80,000	33,998	$866,650	$573,096
Julie J. Robertson	0	0	342,000	33,998	$7,552,900	$573,096

Defined Benefit Plans

     Our defined benefit plans that cover our executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of 10-year certain and life annuity.

Pension Plan Table

Five-Year Average	Estimated Annual Benefits Upon Retirement at Age 65
Annual	After Completion of the Following Years of Service (2)
Compensation (1)	15	20	25	30
$125,000	$30,000	$40,000	$50,000	$60,000
200,000	48,000	64,000	80,000	96,000
300,000	72,000	96,000	120,000	144,000
400,000	96,000	128,000	160,000	192,000
600,000	144,000	192,000	240,000	288,000
800,000	192,000	256,000	320,000	384,000
1,000,000	240,000	320,000	400,000	480,000
1,400,000	336,000	448,000	560,000	672,000
1,800,000	432,000	576,000	720,000	864,000

(1)	Benefit amounts under the Noble Drilling Salaried Employees’ Retirement Plan (and related unfunded, nonqualified excess benefit plan) are based on an employee’s vested percentage, average monthly compensation and number of years of benefit service (maximum 30 years). The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the five successive calendar years that give the highest average monthly rate of compensation for the participant. Plan compensation is defined (with certain exceptions) to mean basic compensation, bonuses, commissions and overtime pay, exclusive of extraordinary compensation but prior to reduction for any compensation deferred under a cash or deferred arrangement qualifying under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended. Accordingly, the amounts reported as “Annual Compensation” in the Summary Compensation Table appearing on page 15 of this proxy statement approximate plan compensation.

(2)	Retirement benefits shown above are calculated using 1.6 percent of final average pay multiplied by years of service. This slightly overstates the benefit since that part of the final average pay that is below the Social Security “covered compensation” level should be multiplied by 1.0 percent instead of 1.6 percent. “Covered compensation” is the average of the Social Security Wage Bases during the 35-year period ending with the year the employee reaches Social Security Retirement Age. The amount of benefit shown is not subject to deductions for Social Security.

     As of December 31, 2004, the named executive officers had the following approximate credited years of service for retirement purposes: Mr. Day — 27; Mr. Jackson — 4; Mr. Adkins — 10; and Ms. Robertson — 16.

Equity Compensation Plan Information

     The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2004.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,816,359	$31.99	4,199,303
Equity compensation plans not approved by security holders	N/A	N/A	231,121	(1)
Total	5,816,359	$31.99	4,430,424

(1)	Consists of shares issuable under the Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Corporation Equity Compensation Plan for Non-Employee Directors (see the description of this plan below regarding a proposal to amend this plan, which will be considered by members at the annual general meeting).

     Set forth below is a brief description of the material features of the equity compensation plans of the Company that have not been approved by members and for which information is included in the above table.

          Noble Drilling Corporation 401(k) Savings Restoration Plan. The Noble Drilling Corporation 401(k) Savings Restoration Plan is a nonqualified, unfunded employee benefit plan under which certain highly compensated employees of the Company may elect to defer compensation in excess of amounts deferrable under the Company’s 401(k) Plan, and receive employer matching contributions (which are made in Ordinary Shares). The employer matching amount is limited in the same manner as are employer matching contributions under the Noble Drilling Corporation 401(k) Savings Plan. At the discretion of the Company, eligible participants may also receive direct payment of compensation through Ordinary Shares as additional awards under this plan. Mr. Day’s salary increases awarded in 2000 and 2001 are currently paid in Ordinary Shares pursuant to this feature of the plan. The plan limits the total number of Ordinary Shares issuable under the plan to 200,000. No options are issuable under the plan, and there is no “exercise price” applicable to shares delivered under the plan.

          Noble Corporation Equity Compensation Plan for Non-Employee Directors. For a description of this plan and a description of our Board’s proposal to amend this plan, which will be considered by members at the annual general meeting, see “Additional Information Regarding the Board of Directors – Compensation of Directors – Annual Retainers and Other Fees and Expenses” and “Proposal to Amend the Noble Corporation Equity Compensation Plan for Non-Employee Directors” beginning on page 26 of this proxy statement. No options are issuable under the plan, and there is no “exercise price” applicable to shares delivered under the plan.

Performance Graph

     The following graph sets forth the cumulative total member (shareholder) return for the Ordinary Shares of the Company, the Standard & Poor’s 500 Stock Index, and the Dow Jones U.S. Oil Equipment & Services Index for the years indicated as prescribed by the SEC’s rules. You can obtain additional information regarding the companies in the Dow Jones U.S. Oil Equipment & Services Index by visiting the website www.djindexes.com, selecting “Benchmark Indexes – Total Market,” then selecting “Exch. Products” under the Dow Jones U.S. Oil Equipment & Services Index, then selecting “Component Weightings.”

Comparison of Five-Year Cumulative Total Returns
among Noble Corporation, S&P 500 Index and
Dow Jones U.S. Oil Equipment & Services Index

Note: The index level for all indexes was set to $100 on December 31, 1999.

Supplemental Performance Graph

     The Company has elected to include in this proxy statement the following supplemental performance graph, which compares the cumulative total member (shareholder) return for the Ordinary Shares and the two indexes in the above graph over the period indicated below.

Comparison of Nineteen-Year Cumulative Total Returns
among Noble Corporation, S&P 500 Index and
Dow Jones U.S. Oil Equipment & Services Index

Note: The index level for all indexes was set to $100 on December 31, 1985. The Company became a publicly held corporation in October 1985.

PROPOSAL TO AMEND ARTICLES OF ASSOCIATION
TO INCREASE DIRECTOR RETIREMENT AGE

Background and Reasons

     Our articles of association provide a mandatory retirement age for directors. Prior to the internal corporate restructuring in 2002 in which the Company became the successor to Noble Drilling Corporation, the bylaws of Noble Drilling Corporation contained an identical provision regarding the retirement age of directors. Generally article 54 of the Company’s articles of association currently provides that an individual is eligible to be elected a director until the first annual general meeting of members after such individual becomes 70 years of age. A director duly elected is permitted to serve out the term to which he or she was elected notwithstanding that such director may have become age 70 during the term.

     As described in the Corporate Governance Guidelines adopted by our Board and posted on the Company’s website, our Board does not believe that arbitrary term limits on directors’ service are appropriate or that directors should expect to be re-nominated at the end of each term until they reach the mandatory retirement age. The Corporate Governance Guidelines further state that directors should possess the highest personal and professional ethics, character, integrity and values and that they must also possess an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a board representing diverse experience in policy-making positions in areas that are relevant to Noble’s lines of business and areas of operations worldwide.

     At its meeting in January 2004, the nominating and corporate governance committee of our Board reviewed the terms of article 54 and the procedure under the laws of the Cayman Islands to amend such provision. In addition, such committee reviewed and considered the effect of the retirement age provision on the then current directors of the Company, including William A. Sears. Director Sears, whose term will expire at the 2005 annual general meeting of members, became age 70 on April 8, 2004.

     At its meeting in February 2005, the nominating and corporate governance committee of our Board approved the nomination of Mr. Sears on the following terms and conditions. The re-election of Mr. Sears as a director of the Company at the annual general meeting to serve a three-year term expiring in 2008 is conditional upon member adoption of the special resolution to increase the director retirement age described below. The number of directors constituting our Board will be reduced to seven from eight, and the number of directors in the class whose term expires in 2008 will be reduced to two from three, if members do not duly adopt the proposed special resolution.

Proposed Amendment of Articles of Association

     Our Board has approved, and proposes and recommends to members that they adopt, the following special resolution to increase the director retirement age:

          RESOLVED, that the Articles of Association of Noble Corporation are amended by deleting article 54 in its entirety and substituting therefor the following:

          “54 Each Director shall be at least 21 years of age. A person shall be eligible to be elected a Director of the Company until the annual general meeting of the Company next succeeding such person’s 72nd birthday, and any person serving as a Director on such Director’s 72nd birthday shall be eligible to complete such Director’s term as such. Directors need not be Members of the Company.”

Recommendation and Required Affirmative Vote

     The affirmative vote of the holders of not less than a two-thirds majority of our Ordinary Shares entitled to vote and who do vote (in person or by proxy) at the meeting is required to approve the special resolution. Our Board has unanimously approved the proposed amendment and believes that it is in the best interests of the Company and our members. Accordingly, our Board recommends that you vote FOR adoption of the special resolution.

PROPOSAL REGARDING THE
NOBLE CORPORATION 1992 NONQUALIFIED STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

General

     The Noble Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors was approved by members (prior to April 30, 2002, stockholders of Noble Drilling Corporation) in 1993, and was amended with member approval in both 2000 and 2002 (as amended, the “1992 Plan”). In February 2005, our Board amended and restated the 1992 Plan, subject to member approval, to:

•	increase by 325,000 the aggregate number of Ordinary Shares available for issuance under the 1992 Plan;

•	reduce the size of automatic annual grants of options to be made to non-employee directors under the plan to 2,000 Ordinary Shares per director; and

•	provide for an automatic annual award of 4,000 restricted shares to each non-employee director, which shares would vest one-third per year over three years, commencing on the first anniversary of the award (collectively, the “1992 Plan Amendments”).

     The 1992 Plan would continue to provide for the initial grant of an option to purchase 10,000 Ordinary Shares to each new non-employee director upon his or her election to our Board.

     The purpose of the 1992 Plan is to promote the interests of the Company and our members by attracting, retaining and stimulating the performance of qualified non-employee directors.

Proposal Regarding the 1992 Plan

     1992 Plan Amendments. Prior to the 1992 Plan Amendments, the 1992 Plan did not provide for awards to be made under the plan other than grants of stock options covering Ordinary Shares. As of January 31, 2005, there were outstanding options granted under the 1992 Plan covering 269,000 Ordinary Shares and 289,500 Ordinary Shares remained available for future grants under the 1992 Plan. The 1992 Plan Amendments would result in an additional 325,000 Ordinary Shares being available for future grants of stock options and awards of restricted shares under the plan. We intend to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable following member approval of the proposal to amend the 1992 Plan in accordance with the 1992 Plan Amendments to register the additional 325,000 Ordinary Shares that would become available for future grants and awards under the plan.

     In February 2005, our Board determined, based in part on market analysis performed by an independent compensation consulting firm, that the 1992 Plan Amendments described above were appropriate in order to continue to attract and retain qualified individuals to serve as non-employee directors of the Company. As a result our Board is proposing the 1992 Plan Amendments to our members at the annual general meeting. A copy of the 1992 Plan as amended and restated, subject to member approval, is attached to this proxy statement as Annex C.

     If the proposal regarding the 1992 Plan is approved by members, pursuant to the 1992 Plan Amendments our non-employee directors would receive (i) automatic annual grants of options covering 2,000 Ordinary Shares per director, rather than 7,500 Ordinary Shares as is provided for currently in the 1992 Plan, and (ii) an automatic annual award of 4,000 restricted shares per director, which shares would vest one-third per year over three years, commencing on the first anniversary of the award. The 1992 Plan, as amended and restated, would continue to provide that upon first election to our Board, such new non-employee director would receive a one-time grant of an option to purchase 10,000 Ordinary Shares (instead of the annual 2,000 Ordinary Share option and 4,000 restricted share award). The proposed changes to the 1992 Plan would be effective for grants and awards beginning with annual grants and awards to be made following the 2005 annual general meeting of members. Pursuant to the 1992 Plan Amendments, our non-employee directors who are eligible to participate in the 1992 Plan would receive additional benefits under the 1992 Plan as a result of this change. This amendment would not apply to any prior grants of options under the 1992 Plan.

Description of the 1992 Plan

     The material features of the 1992 Plan, giving effect to the 1992 Plan Amendments, are as described below.

     General. The 1992 Plan provides for automatic equity grants and awards to directors who are not employees of the Company or its subsidiaries or affiliated entities. Only non-employee directors are entitled to participate in the 1992 Plan. No executive officer of the Company who is an employee, or any other employee, is entitled to participate in the 1992 Plan.

     Each non-employee director receives a one-time grant of an option to purchase 10,000 Ordinary Shares upon the first grant date after the director’s election or appointment to our Board. Thereafter, on the next business day after each annual general meeting of our members, each such director automatically receives (i) a grant of an option to purchase 2,000 Ordinary Shares and (ii) an award of 4,000 restricted shares. The options are granted at fair market value on the grant date and are exercisable from time to time over a period commencing one year from the grant date and ending on the expiration of 10 years from the grant date, unless terminated sooner as described in the 1992 Plan. The restricted shares are subject to restrictions until vested, and will vest one-third per year over three years commencing on the first anniversary of the award date, unless the restrictions are terminated sooner as described in the 1992 Plan.

     The maximum number of Ordinary Shares issuable under the 1992 Plan is 975,000, subject to the adjustment provisions of the plan, of which 614,500 are available for future grants and awards under the plan. In the event of a dividend payable in Ordinary Shares, split of the Ordinary Shares, Ordinary Share combination, reclassification of the Ordinary Shares, merger in which the Company is the surviving corporation, reorganization or the like, appropriate adjustments will be made in the maximum number of Ordinary Shares subject to the 1992 Plan, the number of restricted shares outstanding and the number of shares and option prices under then outstanding options.

     The following table sets forth (i) the number of Ordinary Shares subject to options granted under the 1992 Plan for each of our current non-employee directors, (ii) the number of Ordinary Shares with respect to which options granted under the 1992 Plan have been exercised as of January 31, 2005, (iii) the number of restricted shares that each non-employee director will receive annually if members approve the 1992 Plan Amendments and (iv) the number of Ordinary Shares subject to options that each non-employee director will receive annually if members approve the 1992 Plan Amendments. In all cases regarding options, the exercise prices were equal to 100 percent of the fair market value of an Ordinary Share on the date of grant of the option:

1992 Plan

			Number of	Number of Shares
			Restricted Shares	Subject to Options
	Number of Shares		to be Awarded	to be Granted
Non-Employee	Subject to Past	Shares Acquired	Annually, Subject	Annually, Subject
Directors	Option Grants	Upon Exercise	to Member Approval	to Member Approval
Michael A. Cawley	62,000	17,000	4,000	2,000
Lawrence J. Chazen	55,000	24,000	4,000	2,000
Luke R. Corbett	25,000	0	4,000	2,000
Marc E. Leland	55,000	0	4,000	2,000
Jack E. Little	37,500	0	4,000	2,000
Mary P. Ricciardello	10,000	0	4,000	2,000
William A. Sears	44,500	0	4,000	2,000

     The exercise prices for the options issued in the past under the 1992 Plan range from $6.76 to $47.69 per share. The closing price of our Ordinary Shares on the NYSE on March 15, 2005 was $55.21 per share.

     Administration. The 1992 Plan is administered by our Board.

     Types of Options. Options granted under the 1992 Plan will continue to be options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”), and are, therefore, known as “nonqualified stock options.”

     Option Exercise Price. The option exercise price is 100 percent of “Fair Market Value” per Ordinary Share on the date of grant. Under the 1992 Plan, the Fair Market Value is generally defined to mean the average of the closing sales prices of the Ordinary Shares for the 10 business days immediately preceding the date of grant.

     Payment of Exercise Price. Payment for Ordinary Shares purchased upon the exercise of an option may be made by cash, check or appropriate exercise through an optionee’s brokerage firm, at the time of exercise.

     Restricted Shares. A restricted share is an Ordinary Share that may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the restrictions set by our Board have been satisfied (the “Restricted Period”). During the Restricted Period, unless specifically provided in the 1992 Plan, the recipient of restricted shares would be the record owner of such shares and have all the rights of a member with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares. The 1992 Plan provides that our Board has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period. If during the Restricted Period a director to whom restricted shares has been awarded ceases to be a director for any reason, any restricted shares remaining subject to restrictions will be forfeited by the director and transferred at no cost to the Company.

     Term, Amendment and Termination of the 1992 Plan. To the extent permitted by law, our Board may amend, modify, suspend or terminate the 1992 Plan. However, under the terms of the 1992 Plan, member approval is required before any amendment can become effective which would (i) increase the maximum number of Ordinary Shares issuable under the 1992 Plan other than pursuant to the adjustment provisions, (ii) change the class of persons eligible to receive options, (iii) materially increase the benefits accruing to participants under the 1992 Plan, or (iv) have the effect of providing for the grant of options to purchase Ordinary Shares at less than fair market value. In addition, the rules of the New York Stock Exchange require that certain amendments to the 1992 Plan must be approved by our members. Subject to earlier termination, the 1992 Plan will remain in effect until the maximum number of shares issuable under the plan have been issued.

U.S. Federal Income Tax Consequences

     The following summary is based on an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of U.S. federal income tax consequences and such consequences may be either more or less favorable than those described below depending on a director’s particular circumstances.

     For U.S. federal income tax purposes, the grant of a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock at the time of such grant should not result in recognition of income by the optionee. Upon exercise of a nonqualified stock option by an employee who is not then an officer or director, the excess of the fair market value of the shares on the exercise date over the option price will be considered as compensation taxable as ordinary income. If, however, at the time of exercise of the option, the optionee remains a director or is an “officer” as defined in Rule 16a-1 of the Securities Exchange Act of 1934, and if the sale of the stock at a profit within six months could subject such person to suit under Section 16(b) of the Securities Exchange Act of 1934, the fair market value of the stock is determined, and the tax applicable thereto is incurred, at the end of such six-month period or at such earlier time as may be determined by the occurrence of an event which causes Section 16(b) of the Securities Exchange Act of 1934 to become inapplicable to such person. In the event of a gain or loss realized upon the sale of the shares received upon exercise of a nonqualified stock option, the optionee will recognize long-term or short-term capital gain or loss, depending on the optionee’s holding period for the shares.

     Nonqualified stock options, such as the options that may be granted under the 1992 Plan, typically provide the issuer with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to limitations on deductions set forth in the Code (e.g., Section 162(m)). However, since the Company is a Cayman Islands company, the amounts that would otherwise be deductible by the

Company for U.S. federal income tax purposes would be deductible only to the extent that the Company has United States source income from which to deduct such amounts.

     The basis of shares transferred to an optionee upon the exercise of an option granted under the 1992 Plan is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of an option granted under the 1992 Plan, any amount realized over the basis of the shares will constitute capital gain to the optionee for U.S. federal income tax purposes. Additional special rules apply if an optionee uses already owned Ordinary Shares to pay the exercise price for shares under an option granted under the 1992 Plan.

     If the restrictions on an award of restricted shares are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient will not recognize income for U.S. federal income tax purposes at the time of the award. The recipient may, however, affirmatively elect within 30 days after the date the restricted shares are received to include the fair market value of the restricted shares on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for U.S. federal income tax purposes in the year in which the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the restricted shares on such date, less any amount paid therefor.

     An issuer of restricted shares is generally entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the limitations on deductibility set forth in the Code (e.g., Section 162(m)). If a Section 83(b) election is made and the restricted shares are subsequently forfeited, no deduction would be allowed to the recipient with respect to such forfeiture. As described above, as a Cayman Islands company, the Company will be entitled to any such deduction only to the extent that the Company has United States source income.

     Under certain circumstances, Section 162(m) of the Code may limit the extent to which amounts are deductible by the employer/company. Section 162(m) generally limits the deduction for certain types of compensation paid to certain officers to no more than $1 million per year. If a non-employee director who received an award under the 1992 Plan later becomes one of such officers and recognizes income attributable to such award while serving as such an officer, Section 162(m) could limit the Company’s deduction. As noted above, however, the Company would be entitled to deductions, in any event, only to the extent that the Company had United States source income.

Recommendation and Required Affirmative Vote

     The affirmative vote of the holders of a majority of our Ordinary Shares entitled to vote and who do vote (in person or by proxy) at the annual general meeting is required for approval of the proposal to amend the 1992 Plan in accordance with the 1992 Plan Amendments. Our Board has unanimously declared the proposal regarding the 1992 Plan advisable and believes that it is in the best interests of the Company and our members. Accordingly, our Board recommends that you vote FOR approval of the proposal.

PROPOSAL TO AMEND THE NOBLE CORPORATION
EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

General

     The Noble Corporation Equity Compensation Plan for Non-Employee Directors was approved by our Board, without member approval, in 1996, and was amended by our Board, without member approval, in 2002 (as amended, the “Equity Plan”). In February 2005, our Board further amended the Equity Plan, subject to member approval, to be effective as of August 1, 2004 to:

•	increase by 50,000 the aggregate number of Ordinary Shares available for issuance under the Equity Plan; and

•	increase the annual non-employee directors’ retainer fee from $35,000 to $50,000 (collectively, the “Equity Plan Amendments”).

     The Equity Plan would continue to provide that 20 percent of the annual retainer fee will be paid to our non-employee directors in the form of our Ordinary Shares.

     The purpose of the Equity Plan is to enable non-employee directors of the Company to acquire Ordinary Shares, and thereby to align their interests more closely with the interests of the other members of the Company, and to encourage the highest level of director performance by providing the non-employee directors with a more direct interest in the Company’s attainment of its financial goals.

Proposal Regarding the Equity Plan

     Equity Plan Amendments. As of January 31, 2005, 46,240 Ordinary Shares remained available for future issuance under the Equity Plan. The Equity Plan Amendments would result in an additional 50,000 Ordinary Shares being available for future issuance under the plan and an increase in the amount of the annual retainer paid to directors from $35,000 to $50,000. Under the terms of the plan, 20 percent of the annual retainer is required to be paid by us in Ordinary Shares; however, directors may elect to apply the balance of the annual retainer to purchase Ordinary Shares. We intend to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable following member approval of the proposal to amend the Equity Plan in accordance with the Equity Plan Amendments to register the additional 50,000 Ordinary Shares available for future issuance under the plan.

     In February 2005, our Board determined, based in part on market analysis performed by an independent compensation consulting firm, that the Equity Plan Amendments described above were appropriate in order to continue to attract and retain qualified individuals to serve as non-employee directors of the Company. As a result our Board is proposing the Equity Plan Amendments to our members at the annual general meeting. The Equity Plan Amendments are attached to this proxy statement as Annex D.

     If the Equity Plan Amendments are approved by members, our non-employee directors would receive an annual retainer fee (20 percent of which is required under the Equity Plan to be paid in our Ordinary Shares) of $50,000, rather than $35,000 as is currently specified in the Equity Plan. This change would be effective for annual retainers paid and payable after August 1, 2004. Pursuant to the Equity Plan Amendments, our non-employee directors who are eligible to participate in the Equity Plan would receive additional benefits under the Equity Plan as a result of this change. These increased benefits would include an increase from $7,000 to $10,000 in the value of the portion of the annual retainer fee that is paid to our non-employee directors in the form of Ordinary Shares. This amendment would not apply to any payments of annual retainers under the Equity Plan made prior to August 1, 2004.

Description of the Equity Plan

     The material features of the Equity Plan, giving effect to the Equity Plan Amendments, are as described below.

     General. The Equity Plan provides for an annual retainer to directors who are not employees of the Company or its subsidiaries. Only non-employee directors are entitled to participate in the Equity Plan. No executive officers or other employees are entitled to participate in the Equity Plan. Each non-employee director receives an annual retainer of $50,000. Of this amount, (i) $40,000 shall be the cash component of the annual retainer, payable in quarterly installments of $10,000 each at the end of the three-month periods ending on March 31, June 30, September 30 and December 31 (each a “Plan Quarter”) in each year, and (ii) $10,000 shall be the equity component of the annual retainer, payable in Ordinary Shares in one installment at the end of the calendar year (the “Plan Year”). Non-employee directors can elect to have up to 100 percent of the cash component for each quarter applied to purchase Ordinary Shares. A non-employee director who serves in such capacity for less than a Plan Quarter or Plan Year shall have such amount prorated based on the number of days served in such capacity.

     The maximum number of Ordinary Shares issuable under the Equity Plan is 125,000, subject to the adjustment provisions of the plan, of which 96,240 are available for future issuance under the plan. In the event of a dividend payable in Ordinary Shares, split of the Ordinary Shares, Ordinary Share combination, reclassification of the Ordinary Shares, merger or amalgamation in which the Company is the surviving corporation, reorganization or the like, appropriate adjustments will be made in the maximum number of Ordinary Shares subject to the Equity Plan.

     Administration. The Equity Plan is administered by the compensation committee of the Board (the “Compensation Committee”). The Compensation Committee is authorized to interpret the Equity Plan, prescribe, amend and rescind rules and regulations relating to the Equity Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company in connection with the Equity Plan, and make all other determinations concerning the Equity Plan.

     Voluntary Share Purchase. For any Plan Quarter, a non-employee director may elect to have 100 percent of the cash component of the quarterly amount earned by such director applied to the purchase of Ordinary Shares in accordance with the Equity Plan.

     Payment of Retainer. Promptly following the end of each Plan Quarter, the Company pays to each non-employee director the amount of the retainer earned by such person by delivering (i) an amount in cash equal to the amount earned for the quarter less any portion that the non-employee director elected to have applied to the purchase of Ordinary Shares and (ii) a number of Ordinary Shares determined by dividing the portion that the non-employee director elected to have applied to the purchase of Ordinary Shares by the “Current Market Price” of the Ordinary Shares as determined as of the last day of the Plan Quarter in accordance with the provisions of the Equity Plan. Promptly following the end of the Plan Year, the Company pays to each non-employee director such amount earned by such person by delivering to such person the number of Ordinary Shares determined by dividing (x) the amount earned by such person for the Plan Year by (y) the “Current Market Price” of the Ordinary Shares as determined on the last day of the Plan Year in accordance with the provisions of the Equity Plan. Under the Equity Plan, the Current Market Price is generally defined to mean the average of the daily closing prices of the Ordinary Shares for the 15 consecutive trading days immediately preceding the day in question (but not less than the par value of the Ordinary Shares).

     Eligibility. Only directors who are not employees of the Company or its subsidiaries or affiliated entities are entitled to participate in the Equity Plan. A non-employee director shall not be entitled to receive an annual retainer under the Equity Plan if such director ceases to serve on our Board by reason of such director’s (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its affiliates.

     Term, Amendment and Termination of the Equity Plan. To the extent permitted by law, our Board may at any time suspend, terminate, amend or modify the Equity Plan. However, no amendment or modification may become effective without the approval of such amendment or modification by the members of the Company if the

Company, on the advice of counsel, determines that member approval is necessary or desirable. Under the rules of the New York Stock Exchange, certain amendments of the Equity Plan may not be made without the approval of members.

Recommendation and Required Affirmative Vote

     The affirmative vote of the holders of a majority of our Ordinary Shares entitled to vote and who do vote (in person or by proxy) at the annual general meeting is required for approval of the proposal to amend the Equity Plan in accordance with the Equity Plan Amendments. Our Board has unanimously declared the proposal regarding the Equity Plan advisable and believes that it is in the best interests of the Company and our members. Accordingly, our Board recommends that you vote FOR approval of the proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10 percent of our Ordinary Shares, to file with the SEC initial reports of ownership and reports of changes in ownership of such shares. Directors, officers and beneficial owners of more than 10 percent of our Ordinary Shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2004, our directors, officers and beneficial owners of more than 10 percent of our Ordinary Shares complied with all applicable Section 16(a) filing requirements except as follows: one report of change in ownership following the grant of options and award of restricted shares was filed late by each of James C. Day, Mark A. Jackson, Danny W. Adkins and Julie J. Robertson.

AUDITORS

     The audit committee of the Board has voted unanimously to appoint PricewaterhouseCoopers LLP to audit our financial statements for the year ending December 31, 2005, subject to the approval of members. PricewaterhouseCoopers LLP has audited our financial statements since 1994. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual general meeting to respond to appropriate questions from members, and they will be given the opportunity to make a statement should they desire to do so. Our Board unanimously recommends that members vote FOR the appointment of PricewaterhouseCoopers LLP as independent auditors for 2005.

Report of the Audit Committee

To the Members of
Noble Corporation:

     The board of directors (the “Board”) of Noble Corporation (the “Company”) maintains an audit committee composed of four non-management directors. The Board has determined that the audit committee’s current membership satisfies the rules of the United States Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) that govern audit committees, including the requirements for audit committee member independence set out in Section 303A.02 of the NYSE’s corporate governance standards and Rule 10A-3 under the Securities Exchange Act of 1934.

     The audit committee oversees the Company’s financial reporting process on behalf of the entire Board. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report, and to assist the Board with oversight of the following:

•	integrity of the Company’s financial statements,

•	compliance by the Company with standards of business ethics and legal and regulatory requirements,

•	qualifications and independence of the Company’s independent auditors and

•	performance of the Company’s independent auditors and internal auditors.

     In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of the Company.

     The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with the Company’s independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures below and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

     The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The audit committee held seven meetings during 2004 and met again on January 24, February 3 and March 3, 2005.

Fees Paid to Independent Auditors

     The following table sets forth the fees paid to PricewaterhouseCoopers LLP for services rendered during each of the two years in the period ended December 31, 2004:

	2004	2003

Audit Fees (1)	$2,482,000	$917,300
Audit-Related Fees (2)	292,521	189,904
Tax Fees (3)	978,843	1,328,157
All Other Fees	0	0

Total	$3,753,364	$2,435,361

(1)	Represents fees for professional services rendered for the audit of the Company’s annual financial statements for 2004 and 2003 and the reviews of the financial statements included in the Company’s quarterly reports on

Form 10-Q for each of those years and for attestation on management’s assessment of internal controls for 2004.

(2)	Represents fees for professional services rendered for benefit plan audits and certain international projects for 2004 and 2003, SEC S-3 registration statement filing and comment letter process for 2004, and enterprise-wide risk management project and forensic services for 2003.

(3)	Represents fees for professional services rendered for tax compliance and advisory services and statutory tax reports for Mexico for 2004 and 2003.

Pre-Approval Policies and Procedures

     Effective January 2003, the audit committee established a policy to pre-approve all audit, audit-related, tax and other fees for services proposed to be rendered by the Company’s independent auditors prior to engagement of the auditors for that service. Consideration and approval of such services for 2004 generally occurred in the regularly scheduled quarterly meetings of the audit committee.

     On January 29, 2004, the audit committee adopted a pre-approval policy framework for audit and non-audit services for 2004, which established that the audit committee’s policy is, each year, to adopt a pre-approval policy framework under which specified audit services, audit-related services, tax services and other services may be performed without further specific engagement pre-approval. On February 3, 2005, the audit committee readopted such policy framework for 2005. Requests or applications to provide services that do require further, separate approval by the audit committee are required to be submitted to the audit committee by both the independent auditors and the chief accounting officer, chief financial officer or controller of the Company, and must include a joint statement that, in their view, the nature or type of service is not a prohibited non-audit service under the SEC’s rules on auditor independence.

Summary

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

March 3, 2005	AUDIT COMMITTEE

Mary P. Ricciardello, Chair
Lawrence J. Chazen
Jack E. Little
William A. Sears

MEMBER PROPOSALS AND OTHER MATTERS

Member Proposals

     Any proposal by a member intended to be presented at the 2006 annual general meeting of members must be received by the Company at our principal executive offices at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, Attention: Julie J. Robertson, Senior Vice President – Administration and Secretary, no later than November 15, 2005, for inclusion in our proxy materials relating to that meeting.

     In order for a member to bring other business before an annual general meeting of members, timely notice must be received by our corporate secretary not less than 60 nor more than 120 days in advance of the meeting. The notice must include a description of the proposed item, the reasons the member believes support its position concerning the item, and other information specified in article 34 of the Company’s articles of association. A copy of article 34 is included in Annex B attached to this proxy statement. These requirements are separate from and in addition to the requirements a member must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Solicitation of Proxies

     The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by the Company. The Company has retained The Altman Group to aid in the solicitation of proxies for a fee of $8,000 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram and via the Internet by directors, officers and employees of the Company, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Ordinary Shares held by those persons, and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Additional Information about the Company

     You can learn more about the Company and our operations by visiting our website at www.noblecorp.com. Among other information we have provided there, you will find:

•	Our corporate governance guidelines.

•	The charters of each of our standing committees of the Board.

•	Our code of business conduct and ethics.

•	Our memorandum and articles of association.

•	Information concerning our business and recent news releases and filings with the SEC.

•	Information concerning our board of directors and member relations.

     For additional information about the Company, please refer to our 2004 Annual Report, which is being mailed with this proxy statement.

NOBLE CORPORATION

James C. Day
Chairman,
Chief Executive Officer and President

Sugar Land, Texas

March 15, 2005

ANNEX A

AMENDED AND RESTATED CHARTER
OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
NOBLE CORPORATION

(Effective as of February 3, 2005)

     This Amended and Restated Charter (this “Charter”) of the Audit Committee (the “Audit Committee” or the “Committee”) of the Board of Directors (the “Board”) of Noble Corporation (the “Corporation”) shall, effective as of February 3, 2005, amend and restate the Amended and Restated Charter of the Audit Committee, which was effective July 24, 2003.

I. PURPOSE

     The primary purpose of the Audit Committee is to:

Assist with Board oversight of

•	the integrity of the Corporation’s financial statements,

•	the Corporation’s compliance with standards of business ethics and legal and regulatory requirements,

•	the qualifications and independence of the Corporation’s independent auditors and

•	the performance of the Corporation’s independent auditors and internal auditors; and

Prepare reports of the Committee that are required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the proxy statement for the Corporation’s annual general meeting of members.

     Consistent with this purpose, the Committee should encourage continuous improvements in the Corporation’s policies, procedures and practices and compliance at all levels. The Committee should also foster open communications among the independent auditors, the Corporation’s financial and senior management, the internal auditors and the Board. The Committee shall have and may exercise all powers of the Board, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have the power and authority required under the Sarbanes-Oxley Act of 2002. The Committee will report regularly to the Board regarding the execution of its duties and responsibilities.

     The Committee assists the Board and management in assuring appropriate corporate governance, functioning in an oversight role, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements, and the independent auditors are responsible for auditing those statements. The Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the independent auditor’s work.

II. COMPOSITION

     The Audit Committee shall consist of a minimum of three directors, each of whom shall be appointed by the Board at each annual meeting of the Board following the annual general meeting of the members of the Corporation. Each member of the Audit Committee shall serve until the next such annual meeting of the Board or until his or her successor shall be duly appointed. Unless a Chairperson of the Committee is selected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the entire Committee. The Committee and each of the Committee members shall satisfy the “independence”, expertise, experience and financial literacy requirements applicable to the Committee and its members that are established from time to time by the SEC or the New York Stock Exchange, or in accordance with the Sarbanes-Oxley Act of 2002 or other applicable laws. The Board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K promulgated by the SEC. The existence of such a member, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as required by the SEC.

ANNEX A

III. RESPONSIBILITIES

     The following shall be recurring responsibilities of the Audit Committee in fulfilling its purposes. These responsibilities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate.

     1. The Committee has the sole authority and responsibility to select, retain and terminate the Corporation’s independent auditors. In carrying out this responsibility, the Committee should obtain and review a report from the Corporation’s independent auditors at least annually regarding

•	the auditors’ internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditors; and

•	any steps taken to deal with any such issues.

     2. Evaluate the independence of the independent auditors, taking into account the opinions of the Corporation’s management and internal auditors. In this regard, the Committee shall obtain periodically from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation, including the matters set forth in Independence Standards Board Standard No. 1. In addition, the Committee shall engage in active dialogue with the independent auditors on all matters that could affect the independence of the auditors. The Committee shall review the experience and qualifications of the lead partner and other senior members of the independent audit team annually to determine that all partner rotation requirements are executed and the Committee shall consider whether there should be a regular rotation of the firm carrying out the audit. The Committee shall have the sole authority with respect to, and shall preapprove, all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

     3. Confer with the Corporation’s independent auditors concerning the scope of their audit of the financial statements of the Corporation; provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present; direct the attention of the independent auditors to specific matters or areas deemed by the Committee to be of special significance to the Corporation; and authorize such auditors to perform such supplemental reviews or audits as the Committee may deem necessary or appropriate.

     4. Review with the independent auditor and the internal auditor the adequacy of the Corporation’s system of internal controls, including disclosure controls and procedures and the reliability of its financial reporting systems; confer with the Corporation’s independent auditors and internal auditors with respect to their assessment of the adequacy of such controls and systems; and review management’s response to any material weakness in the Corporation’s internal controls which may be identified; and report to the Board when significant issues exist.

     5. Review the Corporation’s significant accounting principles and policies and significant changes thereto; review proposed and implemented changes in accounting standards and principles which have or may have a material impact on the Corporation’s financial statements; review significant management judgments and accounting estimates used in financial statement preparation, including alternative accounting treatments; and review the accounting for significant corporate transactions.

     6. Review with the independent auditors any disagreements with management or difficulties they may have encountered in performing their audits of the financial statements of the Corporation and management’s response.

ANNEX A

     7. Review with management and the independent auditors the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards (SAS) No. 61 (as updated by SAS No. 89 and SAS No. 90), including deficiencies in internal controls, fraud, illegal acts, management judgments and estimates, audit adjustments, audit difficulties, and the independent auditors’ judgments about the quality of the Corporation’s accounting practices, prior to the Corporation’s filing of the Form 10-K with the SEC.

     8. Review with the independent auditors and management the Corporation’s interim financial results to be included in each quarterly report on Form 10-Q, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and any matters required to be discussed by SAS No. 100, prior to the Corporation’s filing of the related Form 10-Q with the SEC.

     9. Review any disclosures that the Corporation’s chief executive officer and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Corporation’s reports on Form 10-K and Form 10-Q concerning any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

     10. Discuss with management the Corporation’s earnings press releases, as well as financial information and earnings guidance (paying particular attention to any pro forma or adjusted non-generally accepted accounting principle information) provided to the investing public, analysts and rating agencies. This may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made); the Audit Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

     11. Confer separately, periodically, with the director of internal audit, management and the independent auditors as requested by any of them or by the Committee, and at least annually, and review reports they may present with respect to the functioning, quality and adequacy of programs for compliance with the Corporation’s policies and procedures regarding business ethics, compliance with applicable laws and regulations (such as environmental laws and regulations), financial controls and internal auditing, including information regarding violations or probable violations of such policies; and if appropriate conduct further investigations of such violations or probable violations and/or report the foregoing to the Board with such recommendations as the Committee may deem appropriate.

     12. Review with the director of internal audit, at least annually, the activities, budget, staffing and structure of the internal auditing function of the Corporation, and any recommendations of the Committee with respect to improving the performance or strengthening of that function. This includes a periodic review with the director of internal audit of any significant difficulties, disagreements with management or scope restrictions encountered in the course of the internal auditor’s work.

     13. Prepare reports of the Committee that are required by the rules of the SEC to be included in the proxy statement for the Corporation’s annual general meeting of members, as well as any other reports required by the SEC or the New York Stock Exchange.

     14. Discuss with management the Corporation’s policies with respect to risk assessment and risk management.

     15. Set clear policies regarding the hiring by the Corporation of employees or former employees of the independent auditors.

     16. Review and reassess the adequacy of this Charter annually.

     17. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential,

ANNEX A

anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

     18. Review annually the performance of the Committee.

IV. MEETINGS

     The Audit Committee shall meet at least quarterly, and at such other times as the members shall determine to be necessary or appropriate.

V. REPORTING

     The proceedings of all meetings of the Audit Committee will be documented in the minutes, which will be approved by the Committee and presented at meetings of the full Board.

VI. RETENTION OF ADVISORS

     The Committee shall have the authority to engage independent legal counsel and other advisors as it deems necessary to carry out its duties. The Corporation shall provide appropriate funding, as determined by the Committee, to engage any such advisors as well as to engage the Corporation’s independent auditors, and for the payment of ordinary and administrative expenses that are necessary or appropriate for carrying out its duties.

ANNEX B

ARTICLES 34, 54 AND 57
EXCERPTED FROM
THE ARTICLES OF ASSOCIATION
OF NOBLE CORPORATION

[Note: One of the purposes of the 2005 annual general meeting of members is to consider and vote upon a special resolution to amend article 54 to increase the director retirement age to 72 from 70.]

     34 In order for business to be properly brought before a general meeting by a Member, the business must be legally proper and written notice thereof must have been filed with the Secretary of the Company not less than 60 nor more than 120 days prior to the meeting. Each such notice shall set forth: (a) the name and address of the Member who intends to make the proposal as the same appear in the Company’s records; (b) the class and number of shares of the Company that are owned by such Member; and (c) a clear and concise statement of the proposal and the Member’s reasons for supporting it. The filing of a Member notice as required above shall not, in and of itself, constitute the making of the proposal described therein. If the chairman of the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order; and such business shall not be conducted at the meeting.

* * *

     54 Each Director shall be at least 21 years of age. A person shall be eligible to be elected a Director of the Company until the annual general meeting of the Company next succeeding such person’s 70th birthday, and any person serving as a Director on such Director’s 70th birthday shall be eligible to complete such Director’s term as such. Directors need not be Members of the Company.

* * *

     57 Subject to the rights of the holders of any class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or by any Member entitled to vote for the election of Directors. Any Member entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of such Member’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (a) with respect to an election to be held at an annual general meeting of Members, 90 days in advance of such meeting, and (b) with respect to an election to be held at an extraordinary general meeting of Members for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Members. Each such notice shall set forth: (i) the name and address of the Member who intends to make the nomination of the person or persons to be nominated; (ii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (iv) such other information regarding each nominee proposed by such Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a Director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

B-1

ANNEX C

AMENDED AND RESTATED
NOBLE CORPORATION
1992 NONQUALIFIED STOCK OPTION AND RESTRICTED SHARE PLAN
FOR NON-EMPLOYEE DIRECTORS

RECITALS

     WHEREAS, Noble Drilling Corporation, a Delaware corporation (“Noble-Delaware”), established on December 17, 1992 the Noble Drilling Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors;

     WHEREAS, Noble Corporation, a Cayman Islands exempted company limited by shares (the “Company”), has previously assumed such plan (as amended and restated prior to the date hereof, the “Original Plan”) in connection with the corporate restructuring of Noble-Delaware;

     WHEREAS, it is the purpose of the Original Plan to promote the interests of the Company and its members by attracting, retaining and stimulating the performance of qualified non-employee directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress;

     WHEREAS, pursuant to the provisions of Section 5.01 of the Original Plan, the Board of Directors of the Company may amend the Original Plan;

     WHEREAS, the rules of the New York Stock Exchange (which are applicable to the Company) require that certain amendments of equity-compensation plans of listed companies be submitted to members for their approval; and

     WHEREAS, the Board of Directors of the Company has determined that it is advisable to amend and restate the Original Plan, that such amendment and restatement of the Original Plan is appropriate and in the best interests of the Company and its members and that such amendment and restatement shall be submitted to the members of the Company for their approval in accordance with the rules of the New York Stock Exchange and the articles of association of the Company;

     NOW THEREFORE, the Company does hereby amend and restate the Original Plan, subject to member approval, as follows:

ARTICLE I

GENERAL

     1.01 Definitions. As used herein the following terms shall have the following meanings:

     (a) “Award Date” means the next business day after each annual general meeting of members of the Company occurring after the Effective Date.

     (b) “Board” means the Board of Directors of the Company.

     (c) “Code” means the United States Internal Revenue Code of 1986, as amended.

     (d) “Company” means Noble Corporation, a Cayman Islands exempted company limited by shares, and its successors.

     (e) “Director” means a member of the Board and does not include any person named as a director emeritus pursuant to the articles of association of the Company.

     (f) “Effective Date” means February 4, 2005, the date of adoption of the Plan by the Board, subject to member approval.

ANNEX C

     (g) “Employee” means any employee of the Company or any parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

     (h) “Fair Market Value” means (1) the average of the closing sales prices of the Ordinary Shares for the 10 business days immediately preceding the date in question, as reported on a national securities exchange (if the Ordinary Shares are listed for trading on such exchange) or as reported of the NASDAQ National Market (if the Ordinary Shares are not listed for trading on a national securities exchange), or (2) if the Ordinary Shares are not listed for trading on a national securities exchange or is not listed as a national market security of NASDAQ or any similar system then in use, then the average of the mean between the bid and asked prices of the Ordinary Shares for the 10 business days immediately preceding the date in question, as reported by the National Association of Securities Dealers, Inc. Such closing sales prices shall be appropriately adjusted to take into account any share dividend, split or combination with respect to the Ordinary Shares that occurs within such 10 business day period.

     (i) “Immediate Family Members” means the spouse, former spouse, children (including stepchildren) or grandchildren of an individual.

     (j) “Initial Award” shall have the meaning assigned to such term in Section 3.02(b) hereof.

     (k) “Non-Employee Director” shall mean an individual who (1) is now, or hereafter becomes, a Director by virtue of an election (a) by the members of the Company, or (b) to the extent permitted under applicable law and the articles of association of the Company, by the Board for the purpose of filling a vacancy on the Board resulting from the death, disability, resignation, removal or retirement of a Director or from an increase in the number of persons constituting the entire Board, (2) is neither an Employee nor an officer of the Company (i.e., an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the articles of association of the Company to serve as such) and (3) has not elected to decline to participate in the Plan with respect to a particular Option or award of Restricted Shares pursuant to Section 1.03 hereof.

     (l) “Option” means any option to purchase Ordinary Shares granted pursuant to the Plan.

     (m) “Optionee” means a Non-Employee Director who has been granted an Option.

     (n) “Option Period” shall have the meaning assigned to such term in Section 3.02(d) hereof.

     (o) “Ordinary Shares” means the Ordinary Shares, par value US$0.10 per share, of the Company.

     (p) “Plan” shall mean this Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors, as it may be amended from time to time.

     (q) “Restricted Shares” means Ordinary Shares issued or transferred pursuant to Article IV hereof.

     (r) “Vesting Period” shall have the meaning assigned to such term in Section 4.02(d) hereof.

     1.02 Options. The Options shall be options that are not qualified as “incentive stock options” under Section 422 of the Code.

     1.03 Election to Not Participate in Grants or Awards. A Director otherwise eligible to participate in the Plan may elect to decline to accept any Option or award of Restricted Shares by giving notice thereof to the Company, or (i) in the case of an Option, by refusing to execute a share option agreement relating to such Option, or (ii) in the case of an award of Restricted Shares, by refusing to execute a restricted share agreement relating to such award.

ANNEX C

ARTICLE II

ADMINISTRATION

     The Plan shall be administered by the Board. The Board shall have no authority, discretion or power to select the Non-Employee Directors who will receive Options or Restricted Shares or to set the number of shares to be covered by each Option or the number of Restricted Shares covered by each award. The Board shall have no authority, discretion or power to set the exercise price or the period within which Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions hereof, including Section 6.01.

     Subject to the foregoing limitations, the Board shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board relating to the Plan shall be final and binding upon the Company, the Non-Employee Directors, the Optionees, the holders of Restricted Shares and all other persons. No member of the Board shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any share option agreement or restricted share agreement entered into pursuant to the Plan.

ARTICLE III

GRANT OF OPTIONS

     3.01 Participation. Subject to Section 1.03, each Non-Employee Director shall be granted Options on the terms and conditions herein described.

     3.02 Share Option Agreements. Each Option shall be evidenced by a written share option agreement, which agreement shall be entered into by the Company and the Non-Employee Director to whom the Option is granted. Each such agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Board considers appropriate in each case:

     (a) Grant. On each Award Date Options shall be granted automatically to each person who is a Non-Employee Director on such date.

     (b) Number. Each Non-Employee Director who begins serving on the Board after the Effective Date shall automatically be granted an Option to purchase 10,000 Ordinary Shares on the first Award Date occurring after such person begins serving (the “Initial Award”). Each Non-Employee Director serving on an Award Date, and who is not entitled to receive an Initial Award on such date in accordance with the preceding sentence, shall automatically be granted, as of such date, an Option to purchase 2,000 Ordinary Shares.

     (c) Price. The exercise price under each Option shall be the Fair Market Value per Ordinary Share on the Award Date of such Option.

     (d) Option Period. Each Option shall be exercisable from time to time over a period (i) commencing upon the earlier of (A) the date that is one year following the Award Date of such Option and (B) the day immediately prior to the date of the next annual general meeting of members occurring following such Award Date, provided that the date of such annual general meeting of members is at least 355 days after such Award Date, and (ii) ending upon the expiration of ten years from such Award Date (the “Option Period”), unless terminated sooner pursuant to the provisions described in Section 3.02(e) below.

     (e) Termination of Services, Death, Etc. Each share option agreement shall provide as follows with respect to the exercise of the Option evidenced thereby in the event that the Optionee ceases to be a Director for the reasons described in this Section 3.02(e):

ANNEX C

     (i) If the Optionee ceases to be a Director on account of such Optionee’s (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, then the Option shall automatically terminate and be of no further force or effect as of the date the Optionee ceases to be a Director;

     (ii) If the Optionee shall die during the Option Period while a Director (or during the additional five-year period provided by paragraph (iii) of this Section 3.02(e)), the Option may be exercised, to the extent that the Optionee was entitled to exercise it at the date of the Optionee’s death, within five years after such death (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of such Optionee, or by the person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance; or

     (iii) If an Optionee ceases to be a Director for any reason (other than the circumstances specified in paragraphs (i) and (ii) of this Section 3.02(e)) within the Option Period, the Option may be exercised, to the extent the Optionee was able to do so at the date of termination of the directorship, within five years after such termination (if otherwise within the Option Period), but not thereafter.

     (f) Transferability. No Option shall be transferable, other than by will or the laws of descent and distribution, or the rules thereunder, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and may be exercised during the life of the Optionee only by the Optionee, except as otherwise provided herein below. Notwithstanding the foregoing, all or a portion of the Options granted to an Optionee may be transferred by such Optionee (i) by gift to the Immediate Family Members of such Optionee, partnerships whose only partners are such Optionee or the Immediate Family Members of such Optionee, limited liability companies whose only shareholders or members are such Optionee or the Immediate Family Members of such Optionee, and trusts established solely for the benefit of such Optionee or the Immediate Family Members of such Optionee, or (ii) to any other persons or entities in the discretion of the Board; provided, that subsequent transfers of transferred Options shall be prohibited except those in accordance with this Section (by will or the laws of descent and distribution). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that for purposes of the Plan and any share option agreement under the Plan, the term “Optionee” shall be deemed to refer to the transferee. The events of any termination of association set forth in Section 3.02(e) of the Plan and in the share option agreement shall continue to be applied with respect to the original Optionee, following which the transferred Options shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 3.02(e) of the Plan and in the share option agreement.

     (g) Agreement to Continue in Service. Each Optionee shall agree to remain in the service of the Company, at the pleasure of the Company’s members, for a continuous period extending at least through the earlier of (i) the date that is one year following the Award Date of the Option and (ii) the day immediately prior to the date of the next annual general meeting of members occurring following such Award Date, at the retainer rate and fee schedule then in effect or at such changed rate or schedule as the Company from time to time may establish; provided, that nothing in the Plan or in any share option agreement evidencing an Option shall confer upon such Optionee any right to continue as a Director.

     (h) Exercise, Payments, Etc. Each share option agreement between the Company and an Optionee shall provide that the method for exercising the Option evidenced thereby shall be by delivery to the President of the Company by United States registered or certified mail, postage prepaid, addressed to the Company, or by hand delivery, of written notice signed by the Optionee specifying the number Ordinary Shares with respect to which such Option is being exercised. Upon exercise of an Option, the purchase price for the Ordinary Shares purchased shall be paid in full by cash or check; provided, however, that at the request of an Optionee and to the extent permitted by applicable law, the Company shall approve reasonable arrangements with such Optionee and a brokerage firm under which such Optionee may exercise an Option by properly delivering notice of exercise, together with such other documents as the

ANNEX C

Company shall require, and the Company shall, upon payment in full by cash or check of the purchase price and any other amounts due in respect of such exercise, deliver to such Optionee’s brokerage firm one or more certificates representing Ordinary Shares issued in respect of such exercise.

     Any notice given hereunder shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated, or, in the case of hand delivery, on the date of delivery to the President of the Company. The proceeds of any sale of Ordinary Shares covered by Options shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

ARTICLE IV

AWARD OF RESTRICTED SHARES

     4.01 Participation. Subject to Section 1.03 hereof, each Non-Employee Director shall be awarded Restricted Shares on the terms and conditions herein described.

     4.02 Restricted Share Agreements. Each Restricted Share award shall be evidenced by a written restricted share agreement, which agreement shall be entered into by the Company and the Non-Employee Director to whom Restricted Shares are awarded. Each such agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Board considers appropriate in each case:

     (a) Restricted Share Awards. On each Award Date occurring after the Effective Date, Restricted Shares shall be awarded automatically to each person who is a Non-Employee Director on such date; provided, however, that no such award shall be made to a Non-Employee Director in respect of the Award Date on which such director receives the Initial Award.

     (b) Number. Each Non-Employee Director serving on an Award Date, other than any Non-Employee Director who is entitled to receive the Initial Award on such Award Date in accordance with Section 3.02, shall automatically be awarded, as of such date, 4,000 Restricted Shares.

     (c) Price. There shall not be any purchase price charged for any Restricted Shares awarded under the Plan.

     (d) Vesting Period. Each Restricted Share award shall vest one-third per year over three years commencing on the first anniversary of the Award Date (“Vesting Period”), unless terminated sooner pursuant to the provisions described in Section 4.02(g) below. If a Non-Employee Director is awarded Restricted Shares, whether or not escrowed as provided below, the Non-Employee Director shall be the record owner of such Restricted Shares and shall have all the rights of a member with respect to such Restricted Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Restricted Shares.

     (e) Sale, Transferability, Etc. Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date all applicable restrictions lapse.

     (f) Restrictive Legend. Any certificate or certificates representing Restricted Shares shall bear a legend similar to the following:

“The shares represented by this certificate have been issued pursuant to the terms of the Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in

ANNEX C

any manner except as set forth in the terms of the agreement embodying the award of such shares dated ___, 20___.”

     In order to enforce the restrictions, terms and conditions that may be applicable to a Non-Employee Director’s Restricted Shares, the Board may require the Non-Employee Director, upon the receipt of a certificate or certificates representing such Restricted Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Board shall prescribe. After the satisfaction of the restrictions, terms and conditions set by the Board at the time of an award of Restricted Shares to a Non-Employee Director, a new certificate, without the legend set forth above, for the number of Ordinary Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Non-Employee Director.

     (g) Termination of Service, Death, Etc. Each restricted share agreement shall provide as follows with respect to the award of Restricted Shares in the event that the holder of Restricted Shares ceases to be a Director for the reasons described in this Section 4.02(g):

     (i) If the holder of Restricted Shares ceases to be a Director on account of such holder’s (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, then any Restricted Shares remaining subject to restrictions shall thereupon be forfeited by the holder and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the affiliate of the Company as of the date the holder ceases to be a Director.

     (ii) The Board shall have the authority (and the restricted share agreement evidencing an award of Restricted Shares may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Restricted Shares awarded to a Non-Employee Director hereunder on such terms and conditions as the Board may deem appropriate.

     (iii) If a Non-Employee Director to whom Restricted Shares has been awarded ceases to be a Director, for any reason, prior to the satisfaction of any terms and conditions of an award, any Restricted Shares remaining subject to restrictions shall thereupon be forfeited by the Director and transferred to, and reacquired by, the Company or an affiliate of the Company at no cost to the Company or such affiliate; provided, however, if the cessation is due to the person’s death, retirement or disability, the Board may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion.

     (iv) In case of any consolidation, amalgamation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Ordinary Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Board may provide that payment of Restricted Shares shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.

     (v) In the event of any forfeiture of Restricted Shares, the Director holding such shares, or in the event of his or her death, his or her personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Restricted Shares remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

ANNEX C

     (h) No Right to Continue in Service. Nothing in the Plan or in any restricted share agreement evidencing the award of Restricted Shares shall confer upon such holder any right to continue as a Director.

ARTICLE V

AUTHORIZED ORDINARY SHARES

     5.01 Ordinary Shares. The total number of Ordinary Shares as to which Options may be granted or Restricted Shares may be awarded shall be 975,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 hereof. If any outstanding Option shall expire or be terminated for any reason before the end of the Option Period, the Ordinary Shares allocable to the unexercised portion of such Option shall again be subject to the Plan. If any Restricted Shares are forfeited for any reason before the end of the Vesting Period, the Restricted Shares shall again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Ordinary Shares at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligations under the Plan.

     5.02 Adjustments Upon Changes in Ordinary Shares. In the event the Company shall effect a split of the Ordinary Shares or dividend payable in Ordinary Shares, or in the event the outstanding Ordinary Shares shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted or Restricted Shares may be awarded shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the Ordinary Shares in respect of which any Option has been granted, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of the Ordinary Shares not covered by the foregoing, or in the event of a liquidation, separation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem appropriate in the maximum number of shares then subject to being optioned or awarded as Restricted Shares and in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted. The provisions of this Section 5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

     5.03 Insufficient Ordinary Shares. If on the Award Date of any Option or Restricted Shares fewer Ordinary Shares remain available for grant or award under the Plan than are necessary to permit the grant of Options and/or the award of Restricted Shares in accordance with the provisions of Sections 3.02 and/or 4.02 hereof, then (i) first, an Option covering an equal number of whole Ordinary Shares, up to 10,000 shares, shall be granted on such date to each Non-Employee Director who is to receive an Initial Award on such date and (ii) second, Options shall be granted and Restricted Shares shall be awarded to the remaining Non-Employee Directors then serving covering, in the aggregate for each such Non-Employee Director, an equal number of whole Ordinary Shares, and all such Options and Restricted Shares so awarded to all such Non-Employee Directors shall cover, in the aggregate, all remaining Ordinary Shares then available for grant or award under the Plan. In the case of clause (ii), for each such Non-Employee Director, the number of Ordinary Shares to be covered by Options and the number of Restricted Shares shall be determined in accordance with the allocation of annual awards between Options and Restricted Shares that would occur if no such deficiency of Ordinary Shares existed.

ARTICLE VI

GENERAL PROVISIONS

     6.01 Amendment, Suspension or Termination of Plan. Subject to the limitations set forth in this Section 6.01, the Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall (a) impair any Options theretofore granted or Restricted

ANNEX C

Shares awarded, or (b) be made without the approval of the members of the Company where such change would (i) materially increase the total number of Ordinary Shares which may be issued under the Plan (other than as provided in Section 5.02 hereof), (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to participants under the Plan, (iv) have the effect of providing for the grant of options to purchase Ordinary Shares at less than the fair market value per share thereof on the applicable Award Date or (v) require the approval of members under the rules of any securities exchange on which the Ordinary Shares are then listed for trading. Notwithstanding any other provision of this Section 6.01, the provisions of the Plan governing (A) the number of Ordinary Shares covered by each Option, (B) the exercise price per Ordinary Share under each Option, (C) when and under what circumstances each Option will be granted, (D) the period within which each Option may be exercised or (E) the number of shares in each award of Restricted Shares, shall not be amended more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder, and the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

     6.02 Effectiveness. This Plan shall become effective as of the Effective Date, subject to and upon the receipt of member approval by the affirmative votes of the holders of a majority of the Ordinary Shares present, or represented, and entitled to vote at a meeting of members duly held in accordance with the applicable laws of the Cayman Islands.

     6.03 Paragraph Headings. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

     6.04 Gender. Words of any gender used in the Plan shall be construed to include any other gender.

     IN WITNESS WHEREOF, the undersigned has executed this amendment and restatement of the Plan as of February 4, 2005.

NOBLE CORPORATION
By:	/s/ JAMES C. DAY
James C. Day
Chairman of the Board and Chief Executive Officer

ANNEX D

AMENDMENT NO. 2
TO THE
NOBLE CORPORATION
EQUITY COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

     WHEREAS, Noble Corporation, a Cayman Islands exempted company limited by shares (the “Company”), has previously adopted the Noble Corporation Equity Compensation Plan for Non-Employee Directors (the “Plan”);

     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that certain amendments to the Plan are appropriate and in the best interests of the Company and its members; and

     WHEREAS, pursuant to the provisions of Section 6 of the Plan and the rules of the New York Stock Exchange (which are applicable to the Company), the Board of Directors has determined to submit such amendments to members for their approval;

     NOW THEREFORE, the Company does hereby amend the Plan, subject to member approval, as follows:

     1. The first sentence of Section 4(a) of the Plan is amended by deleting “Seventy-five thousand (75,000)” in such section and replacing it with “One hundred twenty-five thousand (125,000)”.

     2. Section 5(a) of the Plan is deleted in its entirety and the following is substituted in its place:

     “Quarterly Amounts; Required Share Amount. Subject to the provisions of the Plan, each Outside Director shall be paid an annual retainer for serving as a director of the Company (the “Annual Retainer”). The amount of the Annual Retainer to be paid to each Outside Director for each Plan Year shall be $50,000. Of this amount, (i) $40,000 shall be the cash component of the Annual Retainer, payable in cash in quarterly installments of $10,000 each at the end of each Plan Quarter of the Plan Year (each such quarterly installment being herein referred to as a “Quarterly Amount”), and (ii) $10,000 shall be the equity component of the Annual Retainer, payable in Ordinary Shares in one installment at the end of the Plan Year (the “Required Share Amount”). An Outside Director who serves in such capacity for less than an entire Plan Quarter shall have his Quarterly Amount for such Plan Quarter pro-rated based on his number of days of service as an Outside Director during such Plan Quarter. An Outside Director who serves in such capacity for less than an entire Plan Year shall have his Required Share Amount for such Plan Year pro-rated based on his number of days of service as an Outside Director during such Plan Year.”

     3. This Amendment No. 2 shall amend only those provisions of the Plan set forth herein, and those Sections, paragraphs and sentences not expressly amended hereby shall remain in full force and effect.

     4. This Amendment No. 2 shall become effective as of August 1, 2004, subject to and upon the receipt of member approval by the affirmative votes of the holders of a majority of the Ordinary Shares present, or represented, and entitled to vote at a meeting of members duly held in accordance with the applicable laws of the Cayman Islands.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 as of February 4, 2005.

NOBLE CORPORATION
By:	/s/ JAMES C. DAY
James C. Day
Chairman of the Board and Chief Executive Officer

D-1

THERE ARE THREE WAYS TO DELIVER YOUR PROXY

TELEPHONE	INTERNET	MAIL
This method is available for residents of U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-437-4651, 24 hours a day, 7 days a week. You will be asked to enter the CONTROL NUMBER shown below. Have your Proxy Card ready, then follow the prerecorded instructions. Available until 5:00 p.m. Eastern Time on Wednesday, April 27, 2005.
	Visit the Internet website at www.myproxyonline.com. Enter the CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual internet charges. Available until 5:00 p.m. Eastern Time on Wednesday, April 27, 2005.	Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

CONTROL NUMBER

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example

	FOR all	WITHHOLD
	nominees listed	AUTHORITY
	below (except as	to vote for all
	marked to the	nominees as
	contrary below)	listed below
Item 1. Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW. LAWRENCE J. CHAZEN, MARY P. RICCIARDELLO AND WILLIAM A. SEARS*	☐	☐

*	Election of Mr. Sears is subject to adoption by Members of the special resolution referenced in Item 2.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
Item 2. Approval of adoption of special resolution of Members to amend articles of association to increase director retirement age. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION.	☐	☐	☐

FOR	AGAINST	ABSTAIN
Item 3. Approval of the proposal regarding the Amended and Restated Noble Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.
☐	☐	☐

	FOR	AGAINST	ABSTAIN
Item 4. Approval of the proposal to amend the Noble Corporation Equity Compensation Plan for Non-Employee Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Item 5. Approval of the appointment of independent auditors for 2005. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Change of address and/or comments? Mark here. ☐

Date:	, 2005

Signature(s)

Signature(s)

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated ☒ in black or blue ink.

(Please complete, date and sign this proxy card and return it promptly in the enclosed postage prepaid envelope.)

PLEASE DETACH PROXY CARD HERE

NOBLE CORPORATION

13135 SOUTH DAIRY ASHFORD, SUITE 800
SUGAR LAND, TEXAS 77478

P R O X Y	PROXY

Proxy Solicited on Behalf of the Board of Directors.

The undersigned, revoking any proxy heretofore given for the Meeting of the Members described below, hereby appoints James C. Day and Mark A. Jackson, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual General Meeting of Members of Noble Corporation to be held on April 28, 2005, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:

The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” APPROVAL OF ITEMS 1, 2, 3, 4 AND 5. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting.

(Continued and to be signed and dated on the reverse side)

SEE REVERSE SIDE

THERE ARE THREE WAYS TO DELIVER YOUR VOTING INSTRUCTIONS

TELEPHONE	INTERNET	MAIL
This method is available for residents of U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-437-4651, 24 hours a day, 7 days a week. You will be asked to enter the CONTROL NUMBER shown below. Have your Voting Instruction Card ready, then follow the prerecorded instructions. Available until 5:00 p.m. Eastern Time on Wednesday, April 27, 2005.
	Visit the Internet website at www.myproxyonline.com. Enter the CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual internet charges. Available until 5:00 p.m. Eastern Time on Wednesday, April 27, 2005.	Simply complete, sign and date your Voting Instruction Card and return it in the postage-paid envelope. If you are delivering voting instructions by telephone or the Internet, please do not mail your Voting Instruction Card.

CONTROL NUMBER

TO DELIVER YOUR VOTING INSTRUCTIONS BY MAIL, PLEASE DETACH VOTING INSTRUCTION CARD HERE

☒	Please mark votes as in this example

	FOR all	WITHHOLD
	nominees listed	AUTHORITY
	below (except as	to vote for all
	marked to the	nominees as
	contrary below)	listed below
Item 1. Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW. LAWRENCE J. CHAZEN, MARY P. RICCIARDELLO AND WILLIAM A. SEARS*	☐	☐

*	Election of Mr. Sears is subject to adoption by Members of the special resolution referenced in Item 2.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
Item 2. Approval of adoption of special resolution of Members to amend articles of association to increase director retirement age. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION.	☐	☐	☐

FOR	AGAINST	ABSTAIN
Item 3. Approval of the proposal regarding the Amended and Restated Noble Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.
☐	☐	☐

	FOR	AGAINST	ABSTAIN
Item 4. Approval of the proposal to amend the Noble Corporation Equity Compensation Plan for Non-Employee Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Item 5. Approval of the appointment of independent auditors for 2005. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.	☐	☐	☐

Change of address and/or comments? Mark here. ☐

Date:	, 2005

Signature(s) of 401(k) Plan Participant

Signature(s) of 401(k) Plan Participant

This voting instruction card should be signed exactly as your name appears hereon.

Voting instructions must be indicated ☒ in black or blue ink.

(Please complete, date and sign this voting instruction card and return it promptly in the enclosed postage prepaid envelope.)

PLEASE DETACH VOTING INSTRUCTION CARD HERE

NOBLE CORPORATION

13135 SOUTH DAIRY ASHFORD, SUITE 800
SUGAR LAND, TEXAS 77478

VOTING INSTRUCTION CARD FOR ORDINARY SHARES

Voting Instructions Solicited on Behalf of the Board of Directors.

      The undersigned hereby instructs the trustee to vote, as designated below, all Ordinary Shares of Noble Corporation that are credited to the account(s) of the undersigned (whether or not vested) in the Noble Drilling Corporation 401(k) Savings Plan at the Annual General Meeting of Members of Noble Corporation to be held on April 28, 2005, and at any adjournment thereof, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

      THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN (“401(k) PLAN”) IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED 401(k) PLAN PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED “FOR” APPROVAL OF ITEMS 1, 2, 3, 4 AND 5.

(Continued and to be signed and dated on the reverse side)

SEE REVERSE SIDE